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                                 LOAN AGREEMENT

                           Dated As of August 7, 1997,

                                  by and among

                        LENDERS PARTY TO THIS AGREEMENT,

                               NATIONSBANK, N.A.,

                              As Agent for Lenders,

                          ARIZONA HEART HOSPITAL, LLC,

                                   As Borrower

                                       and

               MEDCATH INCORPORATED, a North Carolina Corporation,

                         and the Subsidiary Guarantors,

                                  As Guarantors


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




                                TABLE OF CONTENTS




ARTICLE I - DEFINITIONS........................................................1

      1.1  Definitions.........................................................1
      1.2  General............................................................15
      1.3  Other Definitions and Provisions...................................16

ARTICLE II - THE CONSTRUCTION LOAN............................................16

      2.1  General Information and Purpose....................................16
      2.2  Commitment to Lend.................................................16
      2.3  Disbursement of Construction Loans.................................16
      2.4  Construction Loan Notes............................................17
      2.5  Budget and Amendments..............................................17
      2.6  Equity Account.....................................................17
      2.7  Project Deposit....................................................18
      2.8  Principal Payments.................................................18
      2.9  Option to Extend...................................................19
      2.10 Optional Prepayments...............................................19

ARTICLE III - WORKING CAPITAL FACILITY........................................19

      3.1  Working Capital Loans..............................................19
      3.2  Procedure for Advances of Working Capital Loans....................20
      3.3  Working Capital Notes..............................................20
      3.4  Repayment of Working Capital Loans.................................20
      3.5  Termination of Working Capital Facility............................21
      3.6  Use of Proceeds....................................................21
      3.7  Security...........................................................22

ARTICLE IV - GENERAL LOAN PROVISIONS..........................................22

      4.1  Interest...........................................................22
      4.2  Notice and Manner of Conversion or Continuation of Loans...........22
      4.3  Fees...............................................................23
      4.4  Manner of Payment..................................................23
      4.5  Right of Set-off; Adjustments......................................23
      4.6  Adjustments........................................................24

      4.7  Nature of Obligations of Lenders Regarding Loans; Assumption
             by Agent.........................................................24
      4.8  Indemnity..........................................................25
      4.9  Increased Cost and Reduced Return..................................25
      4.10 Limitation on Types of Loans.......................................27
      4.11 Illegality.........................................................27
      4.12 Treatment of Affected Loans........................................28
      4.13 Compensation.......................................................28
      4.14 Taxes..............................................................29
      4.15 Replacement of Lenders.............................................30

ARTICLE V - FINANCIAL INFORMATION AND REPORTS.................................31

      5.1  Financial Statements and Projections...............................31
      5.2  Officer's Compliance Certificate...................................32
      5.3  Other Reports......................................................33
      5.4  Accuracy of Information............................................33

ARTICLE VI - COVENANTS AND AGREEMENTS.........................................34

      6.1  Plans..............................................................34
      6.2  Contracts..........................................................34
      6.3  Construction of the Improvements...................................34
      6.4  Changes............................................................35
      6.5  Storage of Materials...............................................35
      6.6  Inspection.........................................................35
      6.7  Notice to Lender...................................................35
      6.8  Assignment of Contracts and Plans..................................36
      6.9  Advertising by Lenders.............................................36
      6.10 Annual Appraisal...................................................36
      6.11 Construction Consultant............................................37
      6.12 Reports and Vouchers...............................................37
      6.13 Representations and Warranties.....................................37
      6.14 Ownership of Borrower..............................................38
      6.15 Equipment Financing................................................38

ARTICLE VII - FINANCIAL COVENANTS OF GUARANTORS...............................38

      7.1  Fixed Charge ratio.................................................38
      7.2  Debt to Capitalization Ratio.......................................39
      7.3  Leverage Ratio.....................................................39

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      7.4  Consolidated Net Worth.............................................39
      7.5  Liquid Assets......................................................39

ARTICLE VIII - NEGATIVE COVENANTS.............................................39

      8.1  Debt Service Coverage Ratio........................................39
      8.2  Limitations on Debt................................................40
      8.3  Limitations on Contingent Obligations..............................40
      8.4  Limitations on Liens...............................................40
      8.5  Limitations on Loans, Advances, Investments and Acquisitions.......41
      8.6  Limitations on Liquidation.........................................41
      8.7  Limitations on Sale of Assets......................................41
      8.8  Limitations on Distributions.......................................41
      8.9  Amendments; Payments and Prepayments of Subordinated Debt..........43
      8.10 Prohibited Transactions............................................43
      8.11 Restrictive Agreements.............................................44

ARTICLE IX - DEFAULT AND REMEDIES.............................................44

      9.1  Events of Default..................................................44
      9.2  Remedies...........................................................46

ARTICLE X - AGENT.............................................................47

     10.1  Appointment........................................................47
     10.2  Delegation of Duties...............................................47
     10.3  Exculpatory Provisions.............................................47
     10.4  Reliance by Agent..................................................48
     10.5  Notice of Default..................................................48
     10.6  Non-Reliance on Agent and Other Lenders............................48
     10.7  Indemnification....................................................49
     10.8  Agent in Its Individual Capacity...................................49
     10.9  Resignation of Agent...............................................49

ARTICLE XI - GUARANTY.........................................................50

     11.1  Guaranty of Payment................................................50
     11.2  Guaranty of Performance............................................50
     11.3  Nature of Guaranty.................................................51
     11.4  Demand by Agent....................................................52

     11.5  Waivers............................................................52
     11.6  Benefits of Guaranty...............................................52
     11.7  Modification of Loan Documents, etc................................53
     11.8  Reinstatement......................................................53
     11.9  No Subrogation.....................................................54
     11.10 Remedies...........................................................54
     11.11 Limit of Liability.................................................54

ARTICLE XII - GENERAL TERMS AND CONDITIONS....................................54

     12.1  Usury Laws.........................................................54
     12.2  Lenders' Consent...................................................55
     12.3  Miscellaneous......................................................56
     12.4  Notices............................................................56
     12.5  Termination........................................................58
     12.6  Capital Requirements and Yield Maintenance.........................58
     12.7  Costs and Expenses.................................................58
     12.8  Further Assurances.................................................59
     12.9  No Assignment......................................................59
     12.10 Inducement to Lenders..............................................59
     12.11 Forum..............................................................60
     12.12 Interpretation.....................................................60
     12.13 No Partnership, etc................................................60
     12.14 Records............................................................60
     12.15 Exhibits...........................................................61
     12.16 Mandatory Arbitration..............................................61
     12.17 Set-off............................................................62
     12.18 Successors and Assigns; Participations.............................62
     12.19 Amendments; Waivers and Consents...................................65
     12.20 All Powers Coupled with Interest...................................66
     12.21 Survival of Indemnities............................................66
     12.22 Term of Agreement..................................................66
     12.23 Entire Agreement...................................................66

                                    SCHEDULES

Schedule 1           -         Lenders and Commitments
Schedule 2           -         Subsidiary Guarantors
Schedule 8.10        -         Transactions with Affiliates



                                    EXHIBITS

Exhibit A    -    Land
Exhibit B    -    Reserved
Exhibit C    -    Conditions Precedent to Closing and First Advance
Exhibit D    -    Budget
Exhibit E    -    Plans
Exhibit F    -    Advances of Construction Loans
Exhibit F-1  -    Draw Request
Exhibit G    -    Reserved
Exhibit H    -    Officer's Compliance Certificate
Exhibit I    -    Assignment and Acceptance
Exhibit J    -    Notice of Working Capital Borrowing
Exhibit K    -    Notice of Working Capital Loan Prepayment
Exhibit L    -    Notice of Conversion/Continuation
Exhibit M    -    Notice of Construction Loan Prepayment

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT ("Agreement") is made this 7th day of August, 1997 by the Lenders who are or may become a party to this Agreement (collectively,




"Lenders"), NATIONSBANK, N.A. as Agent for Lenders, ARIZONA HEART HOSPITAL, LLC, a limited liability company organized under the laws of Arizona ("Borrower"), and MEDCATH INCORPORATED, a North Carolina corporation ("MedCath") and the wholly-owned Subsidiaries of MedCath set forth on Schedule 2 hereto (collectively, with MedCath, the "Guarantors"), who agree as follows:

                              STATEMENT OF PURPOSE

     Guarantors and Borrower have requested, and the Lenders have agreed, to extend certain credit facilities to Borrower on the terms and conditions of this Agreement. Borrower is a Subsidiary of MedCath. All extensions of credit to Borrower will inure to the benefit of Guarantors, directly or indirectly.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                             ARTICLE I - DEFINITIONS

     1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

     "Adjusted Debt Service" means, with respect to Borrower for any quarterly period, the sum of (i) all Interest Expense plus (ii) $907,000.

     "Adjusted EBITDA" means, with respect to each quarter, (i) EBITDA less (ii) a capital expenditure reserve in the amount of $200,000 less (iii) a management fee reserve in an amount equal to (x) two percent (2%) of the Net Revenues of Borrower for such period less (y) the management fees paid by Borrower to AHH Management, Inc. during such period.

     "Adjusted Eurodollar Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Interest Period by (b) 1 minus the Reserve Requirement for such Interest Period.

     "Advance Termination Date" means the date which is twenty (20) months after the Closing Date.

     "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote fifty percent (50%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, exclusive in all events of medical practices or health care facilities managed by Parent or its wholly-owned Subsidiaries.

     "Agent" means NationsBank, N.A. in its capacity as Agent hereunder, and any successor thereto appointed pursuant to Section 10.9.

     "Agent's Office" means the office of Agent specified on the signature pages to this Agreement.

     "Aggregate Project Cost" is defined in Section 2.5.

     "Agreement" means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

     "Amortization Date" means the second anniversary of the Closing Date.

     "Applicable Law" means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "Applicable Lending Office" means, for each Lender, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Loans are to be made and maintained.

     "Applicable Margin" shall be (i) 3.25% until the Initial Adjustment Date and (ii) 2.75% at all times on or after the Initial Adjustment Date; provided that if Borrower elects to extend the Construction Loan Facility pursuant to the provisions hereof, the Applicable Margin shall be increased by .20% during the period from the original Construction Loan Maturity Date through and including the Extension Maturity Date.

     "Appraised Value" means $36,730,000.

     "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 12.18.

     "Base Rate" means, at any time, the higher of (a) the rate per annum equal to the rate announced by NationsBank as its "prime rate" or (b) the Federal Funds Rate plus 0.5% for such day. Any change in the Base Rate due to a change in the prime rate shall be effective on the effective date of such change in the prime rate.

     "Base Rate Loan" means any Loan that bears interest at the Base Rate.

     "Borrower" means Arizona Heart Hospital, LLC, an Arizona limited liability company, in its capacity as borrower hereunder.

     "Budget" means the budget and cost itemization for the Project attached as Exhibit D.

     "Business Day" means (a) for all purposes other than as set forth in clause
(b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

     "Capital Expenditures" means, with respect to Borrower for any period, the aggregate cost of all capital assets, as classified in accordance with GAAP, acquired by Borrower during such period.

     "Capital Lease" means, with respect to Borrower, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a balance sheet of Borrower.

     "Cash Flow Available For Distribution" means, with respect to Borrower for any period, (i) EBITDA of Borrower for such period less (ii) all principal and interest payments required to be paid by Borrower with respect to Senior Debt during such period less (iii) unfinanced Capital Expenditures.

     "Change in Control" means the consummation of any sale, issuance or other disposition of ownership or other equity interests in Borrower as a result of which MedCath Incorporated beneficially owns less than fifty-one percent (51%) of the equity interest in Borrower.

     "Closing Date" means the date of this Agreement.

     "Collateral Assignment of Life Insurance Policy" means the Collateral Assignment of Life Insurance Policy and the related life insurance questionnaire executed by Edward B. Diethrich and Borrower on the Closing Date in favor of Agent for the benefit of Agent and Lenders, as amended, restated, supplemented or otherwise modified from time to time.

     "Commitment" means, as to any Lender, the sum of (a) the Construction Loan Commitment of such Lender and (b) the Working Capital Commitment of such Lender.

     "Commitment Percentage" means, as to any Lender at any time, the ratio of
(a) the amount of the Commitment of such Lender to (b) all such Commitments of all of Lenders.

     "Completion Date" means the date upon which Borrower has received the final certificate of occupancy for the Improvements and Medicare Certification with respect to the heart hospital facility which is part of the Improvements, which date shall be not later than the Advance Termination Date.

     "Consolidated" means, when used with reference to financial statements or financial statement items of the Parent and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "Consolidated Senior Funded Debt" means, as of any date, all Senior Debt of the Parent and its Subsidiaries, determined on a consolidated basis, which would as of such date, in accordance with GAAP, be classified as "funded indebtedness" or "long-term indebtedness."

     "Consolidated Tangible Net Worth" means, as of any date of determination, the amount of assets shown on the consolidated balance sheet of the Parent (but excluding from such assets, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses, amounts due from officers, directors, stockholders and Affiliates, and any other items which would be treated as intangibles under GAAP), less all liabilities of the Parent and its Subsidiaries, all computed in accordance with GAAP applied on a consistent basis. For purposes of this definition, assets shall include sums due from (i) physicians or medical practices managed by the Parent or any of its Subsidiaries, (ii) health care facilities owned or managed by the Parent or any of its Subsidiaries, and (iii) physicians with whom Borrower is affiliated, including, without limitation, the Arizona Heart Institute, to the extent that
(x) the repayment of such sums constitutes valid and enforceable obligations of such Persons and (y) such Persons have not defaulted in the repayment of such sums.

     "Construction Consultant" means the construction consultant, if any, engaged by Lender with respect to the Project.

     "Construction Contract" means the contract for construction dated [___________], 1997 between Borrower and the General Contractor for the construction of the Improvements.

     "Construction Loan Commitment" means (a) as to any Lender, the obligation of such Lender to make Construction Loans to Borrower hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make Construction Loans. On the Closing Date, the Construction Loan Commitment of all Lenders shall be Twenty-Seven Million Five Hundred Forty-Five Thousand and No/00 Dollars ($27,545,000); provided, however, in the event the Appraised Value of the Property as shown by the appraisal of the Property delivered by Borrower to Agent is less than $36,730,000, the Construction Loan Commitment shall be reduced to an amount equal to seventy-five percent (75%) of the appraised value as shown by such appraisal, provided Borrower shall have placed in the Project Deposit an amount equal to the difference between seventy-five percent (75%) of the appraised value as shown by such appraisal and an amount equal to eighty percent (80%) of the Total Project Cost.

     "Construction Loan Facility" means the construction loan facility established pursuant to Article II hereof.

     "Construction Loan Maturity Date" shall have the meaning assigned to such term in Section 2.8.

     "Construction Loan Notes" means the separate Construction Loan Notes made by Borrower payable to the order of each Lender, evidencing the Construction Loan Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Construction Loan Note" means any of such Construction Loan Notes.

     "Construction Loans" means the advances under the Construction Loan Facility pursuant to Section 2.2.

     "Contingent Obligation" means, with respect to Borrower, without duplication, any obligation, contingent or otherwise, of Borrower pursuant to which Borrower has directly or indirectly guaranteed any Debt or other obligation of any other Person, provided, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

     "Convert," "Conversion" and "Converted" shall refer to a conversion pursuant to the terms of this Agreement of one Type of Loan into another Type of Loan.

     "Cost Savings" means either (i) the completion of any line item in the Budget without the expenditure of all amounts allocated to such line item in the Budget or (ii) demonstration by Borrower to Agent's reasonable satisfaction that a Cost Savings has been realized with respect to any uncompleted line item in the Budget.

     "Credit Facilities" means the collective reference to the Construction Loan Facility and the Working Capital Facility.

     "Credit Parties" means the collective reference to Borrower and each Guarantor.

     "Debt" means, with respect to any Person at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all obligations of any such Person as lessee under Capital Leases, (d) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person and (e) all obligations incurred by any such Person pursuant to Hedging Agreements.

     "Default" is defined in Section 9.1.

     "Defaulting Lender" shall have the meaning assigned thereto in Section 4.7.

     "Draw Request" means a written request for any disbursement of Construction Loan proceeds, which shall be submitted for each requested disbursement in accordance with the terms of this Agreement.

     "EBITDA" means, with respect to Borrower for any period, Net Income of Borrower for such period plus the sum of the following deducted in determining Net Income: (a) Interest Expense, (b) income taxes and (c) amortization, depreciation and other non-cash charges, in each case determined in accordance with GAAP for such period.

     "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender;
(iii) a financial institution or other entity that is an "accredited investor" (as defined in Rule 501 under the

Securities Act of 1933, as amended) having (A) total assets of at least $10,000,000,000 (B) a long-term unsecured debt rating of at least BBB by S&P (or an equivalent rating by another nationally recognized statistical ratings organization) and (C) an office in the United States; and (iv) any other insurance company or financial institution which in the ordinary course of business extends credit of the type extended hereunder and which is approved by Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 12.18, Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and Agent from Borrower within five (5) Business Days after written notice of such proposed assignment has been provided by the assigning Lender to Borrower; provided, however, that neither Borrower nor an Affiliate of Borrower shall qualify as an Eligible Assignee.

     "Equipment Lender" shall have the meaning assigned to such term in Section 6.15.

     "Equipment Lender Agreement" means a written agreement from each Equipment Lender pursuant to which such Equipment Lender must (i) notify Agent of any default under any Loan made by such Equipment Lender to Borrower and (ii) give Agent and Lenders the right to cure such default within thirty (30) days.

     "Equity Account" shall have the meaning given to such term in Section 2.6.

     "Eurodollar Loan" means any Loan that bears interest at a rate based on the Adjusted Eurodollar Rate.

     "Eurodollar Rate" means for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term of thirty (30) days. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term of thirty (30) days; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     "Excusable Delays" means unusually adverse weather conditions which have not been taken into account in the construction schedule, fire, earthquake or other acts of God, strike, lockout, acts of public enemy, any Governmental Authority having jurisdiction over the operation of the hospital which is part of the Project ceases to operate in the ordinary course, riot or insurrection or any unforeseen circumstances or events (except financial circumstances or events or matters which may be resolved by the payment of money) beyond the control of Borrower, not to exceed a total of thirty (30) days, provided Borrower shall notify Agent in writing within ten (10) days after such occurrence, but no Excusable Delay shall extend the Completion Date or suspend or abate any obligation of Borrower or any Guarantor or any other Person to pay any money.

     "Extension Maturity Date" means the first anniversary after the Construction Loan Maturity Date.

     "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

     "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds as quoted by Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

     "Financing Statements" means the UCC financing statements filed in order to perfect the Lien of Agent and Lenders on certain personal property and fixtures as more particularly described therein.

     "Fiscal Year" means the fiscal year of Borrower ending on September 30.

     "Force Majeure" means strikes, lock-outs, riots or other labor troubles, unavailability of materials, a national emergency, any rule, order or regulation of Governmental Authorities, tornados, floods, hurricanes or other natural disasters, or other similar causes not within Borrower's control.

     "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for Borrower throughout the period indicated and consistent with the prior financial practice of Borrower.

     "General Contractor" means Chanen Construction Company, Inc.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guarantors" means the collective reference to the Parent and the Subsidiary Guarantors.

     "HCFA" means the Health Care Finance Administration or any successor agency.

     "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of Borrower under this Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

     "Hospital Loans" shall have the meaning given to such term in Section 7.1.

     "Improvements" means all on-site and off-site improvements to the Land for a heart hospital, to be constructed on the Land, together with all fixtures, tenant improvements, and appurtenances now or later to be located on the Land and/or in such improvements.

     "Indebtedness" means any and all indebtedness to Lenders evidenced, governed or secured by, or arising under, any of the Loan Documents, including the Loans.

     "Initial Adjustment Date" means the fifth Business Day after the end of the previous two calendar quarters (which calendar quarters shall be after the Completion Date) during which the ratio of (A) the Adjusted EBITDA to (B) Adjusted Debt Service is greater than 1.0 to 1.0; provided that (i) Borrower has delivered to Agent written evidence, in form and substance satisfactory to Agent, that Borrower has satisfied the requirements with respect to the minimum ratio of Adjusted EBITDA to Adjusted Debt Service and (ii) no Default has occurred and is continuing as of such date.

     "Interest Expense" means, for any period, total interest expense of Borrower with respect to the Project (including without limitation, interest expense attributable to the Loans, Capital Leases and all equipment financing), whether paid or accrued, and, to the extent not included therein, fees and other charges payable with respect to all Debt of Borrower determined for such period in accordance with GAAP.

     "Interest Period" means each period of thirty (30) days, hereunder, with respect to which the Eurodollar Rate shall be determined; provided that:

          (a) each Interest Period shall commence on the date of advance of or Conversion to any Eurodollar Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

          (b) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

          (d) no Interest Period with respect to the Construction Loan shall be permitted to extend beyond the Construction Loan Maturity Date and no Interest Period with respect to the Working Capital Loans shall be permitted to extend beyond the Working Capital Termination Date; and

          (e) there shall be no more than five (5) Interest Periods outstanding at any time.

     "Land" means the real property located in Maricopa County, Arizona and described in Exhibit A hereto, owned or to be acquired by Borrower and to be encumbered by the Mortgage.

     "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 12.18.

     "Lease Expense" means all obligations of Borrower for payments under leases of real or personal property, whether such leases presently exist or are hereafter entered into by Borrower.

     "Leverage Ratio" means the ratio of (x) Consolidated Senior Funded Debt less Debt incurred to construct a new hospital (herein, "New Hospital Debt"), such New Hospital Debt to be excluded for the period commencing with the incurrence of such New Hospital Debt and ending one year after the issuance of a certificate of occupancy for such new hospital to (y) EBITDA for the four previous fiscal quarters.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "Liquid Assets" means cash or near-cash instruments that are unencumbered and readily marketable, including, without limitation, securities listed and traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System.

     "Loan" means any Construction Loan and any Working Capital Loan made to Borrower pursuant to Articles II and III, and all such Loans collectively as the context requires.

     "Loan Documents" means this Agreement (including all exhibits), the Security Documents, the Notes, the Budget, each Draw Request, and such other documents evidencing, securing or pertaining to the Loans as shall, from time to time, be executed and/or delivered by Borrower, Guarantors, or any other party to Agent for the benefit of Lenders pursuant to this Agreement.

     "Material Adverse Effect" means, with respect to Borrower and its Subsidiaries, a material adverse effect on the properties, business, operations or condition (financial or otherwise) of such Persons on a Consolidated basis taken as a whole or the ability of any such Person to perform the payment or other material obligations under the Loan Documents to which it is a party or which would materially impair the enforceability of any of the Loan Documents against any Person party thereto, other than Agent or any of the Lenders or their Affiliates.

     "Material Contract" means (a) any contract or other agreement, written or oral, of Borrower or any Guarantor involving monetary liability of or to Borrower or such Guarantor in an amount in excess of $375,000 with respect to Borrower and any Guarantor, other than Parent, and $1,000,000 with respect to Parent, and which by its terms may not be cancelled within ninety (90) days, or
(b) any other contract or agreement, written or oral, of Borrower or any Guarantor the failure to comply with which could reasonably be expected to have a Material Adverse Effect on Borrower or such Guarantor.

     "Medicare Certification" means certification by the HCFA or a Governmental Authority under contract with the HCFA that a health care operation is entitled to reimbursement under the Medicare Regulations.

     "Medicare Regulations" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. ss.ss. 1395 et seq.) and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including without limitation, Health and Human Services ("HHS"), Health Care Finance Administration, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended or supplemented.

     "Modified Consolidated Senior Funded Debt" means Consolidated Senior Funded Debt calculated by including only the greater of (x) percentage ownership of a Wholly-Owned Subsidiary in any Person which owns a hospital facility (herein, a "Hospital Subsidiary") times the Debt of such Hospital Subsidiary or (y) the portion of the Debt of each such Hospital Subsidiary guaranteed by Parent.

     "Mortgage" means the Deed of Trust, Assignment, Security Agreement and Financing Statement of even date executed by Borrower in favor of Agent for the benefit of Agent and Lenders securing the Land, the Improvements and the other property and fixtures described therein, as amended, restated, supplemented or otherwise modified from time to time.

     "NationsBank" means NationsBank, N.A., a national banking association, and its successors.

     "Net Income" means, for any period, the Consolidated net income (or loss) of the Parent and its Subsidiaries for such period determined in accordance with GAAP; provided, that there shall be excluded from Consolidated net income (or loss): (a) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of the Parent or was merged into or consolidated with the Parent and (b) extraordinary items.

     "Net Revenues" means net operating revenues of Borrower determined in accordance with GAAP.

     "Notes" means the Construction Loan Notes or the Working Capital Notes, or any combination thereof, made by Borrower payable to the order of each of the Lenders, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Note" means any of such Notes.

     "Notice of Working Capital Borrowing" shall have the meaning assigned thereto in Section 3.2.

     "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) all payment and other obligations owing by Borrower to any Lender or Agent under any Hedging Agreement to which a Lender is a party and
(c) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by Borrower to Lenders or Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, any Note or any of the other Loan Documents.

     "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 5.2.

     "Other Taxes" shall have the meaning assigned thereto in Section 4.14(b).

     "Parent" means MedCath Incorporated, a North Carolina corporation.

     "Permitted Changes" means changes to the Plans or Improvements and related changes to the Construction Contract (including those resulting from the final agreement with the General Contractor on the contract sum), provided the cost of any single change or extra does not exceed $100,000 and the aggregate amount of all such changes and extras (whether positive or negative) does not exceed $1,000,000.

     "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

     "Plans" means the detailed plans and specifications for the construction of the Improvements currently being prepared by the Architect and to be approved by Agent, and including such amendments thereto as may from time to time be made by Borrower pursuant to the terms of the Agreement, which plans and specifications are listed on Exhibit E attached hereto, provided that Agent shall approve such plans and specifications as long as they are consistent with the plans shown to Agent prior to the date hereof.

     "Pledge Agreement" means the Pledge Agreement executed by the Parent on the Closing Date in favor of Agent for the benefit of Agent and Lenders, as amended, restated, supplemented or otherwise modified from time to time.

     "Pre-Opening Operating Expenses" means any operating expenses incurred by Borrower , determined in accordance with GAAP.

     "Project" means construction, development and operation of Improvements which shall consist of a three-story Medicare-certified hospital specializing in cardiovascular procedures, of at least 138,000 square feet and at least 59 licensed beds, located on approximately 7.6 acres located at the intersection of Thomas Road and Squaw Peak Parkway, Phoenix, Arizona.

     "Project Deposit" shall have the meaning given to such term in Section 2.7.

     "Project Equity" means the $6,886,000 equity investment or subordinated loan made or to be made in or to Borrower to partially fund the cost of the Project.

     "Property" means the Land, the Improvements, the Tangible Personalty and all other property constituting the "Mortgaged Property," as described in the Mortgage, or subject to a right, lien or security interest to secure the Loan pursuant to any other Loan Document.

     "Register" shall have the meaning assigned thereto in Section 12.18.

     "Replacement Capital Expenditures" means, with respect to Borrower, all Capital Expenditures to replace existing fixed assets.

     "Required Lenders" means, at any date, any combination of holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate unpaid principal amount of the Notes, exclusive of Notes held by Defaulting Lenders, or if no amounts are outstanding under the Notes, any combination of Lenders, other than Defaulting Lenders, whose Commitment Percentages would aggregate at least sixty-six and two-thirds percent (66-2/3%) if the Commitments of each Defaulting Lender were excluded from the Aggregate Commitment.

     "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "Security Agreement" means the Security Agreement of even date executed by Borrower, as debtor, in favor of Agent for the benefit of Agent and Lenders, as amended, restated, supplemented or otherwise modified from time to time.

     "Security Documents" means the collective reference to the Mortgage, the Security Agreement, the Financing Statements, the Pledge Agreement, the Parent Guaranty Agreement, the Subsidiary Guaranty Agreement, the Collateral Assignment of Architect's Contract, the Collateral Assignment of Construction Contract, the Collateral Assignment of Life Insurance Policy and each other agreement or writing pursuant to which Borrower or any other Person party thereto pledges or grants a security interest in any property or assets securing the Obligations or any such Person guaranties the payment and/or performance of the Obligations.

     "Senior Debt" means, at any date of determination, all Debt other than Subordinated Debt, both determined on a consolidated basis.

     "Solvent" means, as to Borrower on a particular date, that any such Person
(a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

     "Subordinated Debt" means the Debt of Borrower which (i) is, with respect to principal, subordinated to the Obligations with respect to right and time of payment, remedies and covenants, (ii) has a scheduled maturity date more than one (1) year after the Extension Maturity Date, (iii) has a coupon rate not to exceed thirteen percent (13%), (iv) is not subject to any scheduled amortization or mandatory redemption feature of any kind, (v) is assigned to Agent and Lenders, (vi) is unsecured (except that the loan to Borrower by Parent in the original principal amount of $6,500,000, the proceeds of which shall be used to fund Borrower's working capital, may be secured by a second priority security interest in Borrower's accounts receivable) and (vii) is otherwise subordinated to the reasonable satisfaction of the Required Lenders.

     "Subsidiary" means as to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of Borrower. For purposes of financial statement preparation or determining compliance with the financial covenants in this Agreement, "Subsidiary" shall have the meaning given to such term under GAAP.

     "Subsidiary Guarantors" means the Subsidiaries of Borrower set forth on
Schedule 2 hereto.

     "Tangible Personalty" means all fixtures, equipment, furnishings and other articles of personal property now or hereafter owned by Borrower and attached to or contained in and used in connection with the Land and Improvements and all renewals or replacements thereof or articles in substitution thereof, whether or not the same are or shall be attached to the Land and Improvements in any manner.

     "Taxes" shall have the meaning assigned thereto in Section 4.14(a).

     "Title Insurance" means the title insurance described in Exhibit C.

     "Title Insurer" means Lawyers Title Insurance Corporation.

     "Title Policy" means the mortgagee title policy meeting the requirements of this Agreement and the Mortgage.

     "Total Capitalization" means Modified Consolidated Senior Funded Debt plus the Consolidated equity of the Parent and its Subsidiaries.

     "Total Project Cost" shall have the meaning given such term in Exhibit D.

     "Type" means either type of Loan (i.e., a Base Rate Loan or Eurodollar
Loan).

     "UCC" means the Uniform Commercial Code as in effect in the State of North Carolina.

     "Uniform Customs" the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 500.

     "United States" means the United States of America.

     "Working Capital Commitment" means (a) as to any Lender, the obligation of such Lender to make Working Capital Loans to Borrower hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 to this Agreement, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make Working Capital Loans. On the Closing Date, the Working Capital Loan Commitment of all Lenders shall be Two Million Five Hundred Thousand and No/00 Dollars ($2,500,000).

     "Working Capital Facility" means the working capital facility established pursuant to Article III hereof.

     "Working Capital Loans" means the working capital loans to be made to Borrower pursuant to Section 3.1.

     "Working Capital Notes" means the separate Working Capital Notes made by Borrower payable to the order of each Lender, evidencing the Working Capital Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Working Capital Note" means any of such Working Capital Notes.

     "Working Capital Termination Date" means the earliest of the dates referred to in Section 3.5.

     1.2 General. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

     1.3 Other Definitions and Provisions.

     (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

     1.4 Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                       ARTICLE II - THE CONSTRUCTION LOAN

     2.1 General Information and Purpose. The Exhibits, which are made a part of this Agreement and incorporated herein by reference, contain terms, provisions, and conditions applicable to the Construction Loan. The proceeds of the Construction Loan shall be used by Borrower to pay the cost of the construction of the Improvements on the Land, and other costs regarding the Property if and to the extent that such costs are specifically provided for in the Loan Allocation column in the Budget, including repayment of an interim land loan by AHH Management, Inc. The Loan Documents, which must be in form, detail and substance satisfactory to Agent, evidence the agreements of Borrower, Guarantors and Lenders with respect to the Loans. Borrower and Guarantors shall comply with all Loan Documents to which they are party.

     2.2 Commitment to Lend. Each Lender severally agrees to make the Construction Loan to Borrower in advances subject to and in accordance with Exhibit F and the other terms and conditions of this Agreement. Lenders' commitment to lend shall expire and terminate (a) automatically on the Advance Termination Date; (b) automatically if the Construction Loan is prepaid in full; and (c) at the option of the Required Lenders in the event of a Default. The Construction Loan is not revolving. An amount repaid may not be reborrowed. The principal amount of outstanding advances from any Lender shall not exceed such Lender's Construction Loan Commitment. Each Construction Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of the Construction Loan to be made on such occasion.

     2.3 Disbursement of Construction Loans. Not later than 2:00 p.m. (Charlotte time) on each proposed Construction Loan borrowing date, each Lender will make available to Agent, for the account of Borrower, at the office of Agent in funds immediately available to Agent, such Lender's Commitment Percentage of the Construction Loans to be made on such borrowing date. Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Draw Request in immediately available funds by crediting such proceeds to a deposit account of Borrower maintained with Agent or as otherwise provided herein or as may be agreed upon by Borrower and Agent from time to time. Unless Agent shall have received notice from a Lender that such Lender will not make available to Agent such Lender's Commitment Percentage of the requested Construction Loan, Agent shall disburse such Lender's Commitment Percentage of such Construction Loan.

     2.4 Construction Loan Notes. Each Lender's Construction Loans and the obligation of Borrower to repay such Construction Loans shall be evidenced by a Construction Loan Note executed by Borrower payable to the order of such Lender representing Borrower's obligation to pay such Lender's Construction Loan Commitment or, if less, the aggregate unpaid principal amount of all Construction Loans made and to be made by such Lender to Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Construction Loan Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in the Draw Request.

     2.5 Budget and Amendments. The Construction Loan funds are allocated for the costs of the Project shown in the Loan Allocation column in the Budget attached as Exhibit D. The

Budget has been prepared by Borrower and Borrower represents to Lenders that it includes all costs and expenses (the "Aggregate Project Cost") incident to the Construction Loan and the Project, through the Construction Loan Maturity Date, after taking into account the requirements of this Agreement. Lenders shall not be required to (a) make any advance for any cost not set forth in the Budget, other than costs in connection with Permitted Changes, (b) make any advance for any line item in the Budget that, when added to all prior advances for that line item, would exceed the lesser of (i) the actual cost incurred by Borrower for such line item or (ii) the sum allocated in the Loan Allocation column in the Budget for that line item (which shall include any Cost Savings that have been allocated to that line item pursuant to this Section 2.5), (c) make any advance for any contingency line item except for Permitted Changes or unless Agent consents to such advance, which consent shall not be unreasonably withheld or
(d) make any advance for interest on the Construction Loan after commencement of operations in the Improvements if and to the extent that there is sufficient net operating income from the Property to cover any such advances. Lenders may make advances allocated to line items in the Budget for other purposes or in different proportions as Agent in its sole discretion deems reasonably necessary or advisable. Borrower may reallocate Cost Savings from one line item to another line item in the Budget as long as the amount of such reallocation does not exceed the lesser of (i) the amount of the applicable line item; and (ii) $100,000 per line item increased or $500,000 in the aggregate. Borrower shall
(i) not, except as provided in the immediately preceding sentence, reallocate Construction Loan funds from one Budget line item to another or otherwise amend the Budget without the prior written consent of Agent, not to be unreasonably withheld, other than changes resulting from Permitted Changes; and (ii) notify Lender promptly whenever Borrower becomes aware that the Budget is, or might be, inaccurate in any material respect, and submit to Agent a new Budget setting forth the original Budget and all amendments.

     2.6 Equity Account. $6,886,000 of the Project Equity, to be contributed or loaned to Borrower less all sums previously invested by Borrower in the Project (which investments shall be documented to Agent's reasonable satisfaction), shall be deposited in an interest-bearing account to be maintained by Borrower with Agent (the "Equity Account"). Interest earned on the Equity Account shall be part of the Equity Account and shall be paid currently from time to time to Parent. The Equity Account is hereby pledged as additional collateral for the Construction Loan, and Parent and Borrower hereby grant and convey to Agent for the benefit of the Lenders a security interest in all funds in the Equity Account as additional collateral for the Construction Loan. Eighty percent (80%) of each advance by Agent shall consist of Construction Loan proceeds and twenty percent (20%) of funds from the Equity Account (other than unexpended sums allocated for Pre-Opening Operating Costs). Upon a Default, Agent may (but shall have no obligation to) apply all or any part of the Equity Account (other than unexpended sums allocated for the payment of the Pre-Opening Operating Costs) against the unpaid Indebtedness in such order as the Required Lenders determine. Any funds remaining in the Equity Account upon the issuance of the certificate of occupancy (other than sums allocated for Pre-Opening Operating Costs to be paid after the issuance of the Medicare Certification) shall be used to prepay the Construction Loan to the extent necessary to ensure that the outstanding principal amount of the Construction Loan shall at no time exceed an amount equal to the lesser (x) eighty percent (80%) of the Total Project Cost or (y) seventy-five percent (75%) of the Appraised Value. The balance, if any, shall be returned to Parent.

     2.7 Project Deposit. If at any time Agent determines that the sum of (i) the unadvanced portion of the Construction Loan to which Borrower is entitled, plus (ii) the amounts of the Aggregate Project Cost which are scheduled to be paid by Borrower from other funds which are available, set aside and committed, to Agent's reasonable satisfaction, is or will be insufficient to pay the unpaid actual Aggregate Project Cost, Parent shall, within seven (7) days after written notice from Agent, deposit with Agent for the benefit of Lenders the amount of the deficiency (the "Project Deposit") in an interest-bearing account with interest earned thereon to be part of the Project Deposit. The Project Deposit is hereby pledged as additional collateral for the Construction Loan, and Parent and Borrower hereby grant and convey to Agent for the benefit of Lenders a security interest in all funds so deposited with Agent, as additional collateral for the Construction Loan. Upon a Default, Agent may (but shall have no obligation to) apply all or any part of the Project Deposit (other than unexpended sums allocated for the payment of the Pre-Opening Operating Costs) against the unpaid Indebtedness in such order as the Required Lenders determine. All funds remaining in the Project Deposit upon the issuance of the certificate of occupancy (other than sums allocated for Pre-Opening Operating Costs to be paid after the issuance of the Medicare Certification) shall be used to prepay the Construction Loan to the extent necessary to ensure that the outstanding principal amount of the Construction Loan shall at no time exceed an amount equal to the lesser (x) eighty percent (80%) of the Total Project Cost or (y) seventy-five percent (75%) of the Appraised Value. The balance, if any, shall be returned to Parent.

     2.8 Principal Payments. The principal amount of the Construction Loan outstanding on the Completion Date shall be paid in consecutive monthly installments commencing on September 10, 1999 and continuing on the same day of each month thereafter. Each monthly payment shall be in an amount to fully amortize the principal balance of the Construction Loan outstanding on the Completion Date over a supposed 240-month term; provided that the outstanding unpaid principal balance of the Construction Loan shall be due and payable in full on the tenth (10th) day of the thirty-seventh (37th) month following the Closing Date (as such date may be extended pursuant to Section 2.9) (the "Construction Loan Maturity Date").


     2.9 Option to Extend. Not earlier than the one hundred twentieth (120th) day and not later than the ninetieth (90th) day prior to the Construction Loan Maturity Date, Borrower may, by written notice (the "Construction Loan Extension Notice") given to Agent, extend the Construction Loan Maturity Date for one (1) year, provided the following conditions are met:

          (a) No Default shall have occurred and be continuing;

          (b) The principal balance of the Construction Loan shall be $22,000,000 or less; and

          (c) Borrower shall pay to Agent, for the account of Lenders, the extension fee provided for in Section 4.3(b).

Agent shall promptly advise each Lender of its receipt of the Construction Loan Extension Notice and furnish each Lender with a copy thereof. Borrower shall continue to make monthly installment payments of principal, plus accrued interest, during the one (1) year extension period, each monthly principal installment to be in the same amount as prior to the Construction Loan Maturity Date.

     2.10 Optional Prepayments. Borrower may at any time and from time to time repay (without cost except for payment of any compensation due under Section 4.13) the Construction

Loan, in whole or in part, by giving Agent irrevocable notice in the form attached hereto as Exhibit M (a "Notice of Construction Loan Prepayment") not later than 11:00 a.m. (Charlotte time) at least three (3) Business Days before each prepayment of a Construction Loan specifying the date and amount of repayment; provided, however, that Borrower may not repay any Eurodollar Loan on any day other than the last day of the Interest Period applicable thereto unless such payment is accompanied by any amount required to be paid pursuant to
Section 4.13 hereof. Upon receipt of such notice, Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $100,000 or a whole multiple of $10,000 in excess thereof and shall be applied against the installments due on the Construction Loan in the inverse order of their maturity.


                     ARTICLE III - WORKING CAPITAL FACILITY

     3.1 Working Capital Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Working Capital Loans to Borrower from time to time from the Completion Date through the Working Capital Termination Date as requested by Borrower in accordance with the terms of
Section 3.2; provided, that (a) the aggregate principal amount of all outstanding Working Capital Loans (after giving effect to any amount requested) shall not exceed the total Working Capital Commitment and (b) the principal amount of outstanding Working Capital Loans from any Lender to Borrower shall not at any time exceed such Lender's Working Capital Commitment. Each Working Capital Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Working Capital Loans requested on such occasion. Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow hereunder until the Working Capital Termination Date.

     3.2 Procedure for Advances of Working Capital Loans.

     (a) Requests for Borrowing. Borrower shall give Agent irrevocable prior written notice in the form attached hereto as Exhibit J (a "Notice of Working Capital Borrowing") not later than 11:00 a.m. (Charlotte time) (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each Eurodollar Loan of its intention to borrow, specifying (i) the date of such borrowing, which shall be a Business Day , (ii) the amount of such borrowing, which shall be in an aggregate principal amount of $100,000 or a whole multiple of $10,000 in excess thereof and (iii) whether such Working Capital Loan is to be a Eurodollar Loan or a Base Rate Loan. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. Agent shall promptly notify Lenders of each Notice of Working Capital Borrowing.

     (b) Disbursement of Working Capital Loans. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, each Lender will make available to Agent, for the account of Borrower, at the office of Agent in funds immediately available to Agent, such Lender's Commitment Percentage of the Working Capital Loans to be made on such borrowing date. Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each borrowing requested pursuant to this Section 3.2 in immediately available funds by crediting such proceeds

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

to a deposit account of Borrower maintained with Agent or by wire transfer to such account as may be agreed upon by Borrower and Agent from time to time. Unless Agent shall have received notice from a Lender that such Lender will not make available to Agent such Lender's Commitment Percentage of the requested Working Capital Loan, Agent shall disburse such Lender's Commitment Percentage of such Working Capital Loan.

     3.3 Working Capital Notes. Each Lender's Working Capital Loans and the obligation of Borrower to repay such Working Capital Loans shall be evidenced by a Working Capital Note executed by Borrower payable to the order of such Lender representing Borrower's obligation to pay such Lender's Working Capital Loan Commitment or, if less, the aggregate unpaid principal amount of all Working Capital Loans made and to be made by such Lender to Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Working Capital Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 3.2(a).

     3.4 Repayment of Working Capital Loans.

     (a) Repayment on Working Capital Termination Date. Borrower shall repay the outstanding principal amount of all Working Capital Loans in full, together with all accrued but unpaid interest thereon, on the Working Capital Termination Date.

     (b) Mandatory Repayment of Working Capital Loans. If at any time the outstanding principal amount of all Working Capital Loans exceeds the total Working Capital Commitment, Borrower shall repay immediately upon notice from Agent, by payment to Agent for the account of Lenders, the Working Capital Loans in an amount equal to such excess.

     (c) Optional Prepayments. Borrower may at any time and from time to time repay (without cost except for payment of any compensation due under Section 4.13) the Working Capital Loans, in whole or in part, by giving Agent irrevocable notice in the form attached hereto as Exhibit K (a "Notice of Working Capital Loan Prepayment") not later than 11:00 a.m. (Charlotte time) at least three (3) Business Days before each prepayment of a Working Capital Loan specifying the date and amount of repayment; provided, however, that Borrower may not repay any Eurodollar Loan on any day other than the last day of the Interest Period applicable thereto unless such payment is accompanied by any amount required to be paid pursuant to Section 4.13 hereof. Upon receipt of such notice, Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $100,000 or a whole multiple of $10,000 in excess thereof. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.13 hereof.

     3.5 Termination of Working Capital Facility. The Working Capital Facility shall terminate on the earliest of (a) the date which is twenty-five (25) months following the Closing Date and (b) the date of termination by Agent on behalf of Lenders pursuant to Section 9.2; provided, that not earlier than the one hundred and twentieth (120th) day and not later than the ninetieth (90th) day prior to the date set forth in clause (a) above (the "Working Capital Extension Date"), Borrower may, by written notice (a "Working Capital Extension Request") given to Agent, request that the date set forth in clause (a) above be extended for one
(1) year. Agent shall promptly advise each Lender of its receipt of any Working Capital Extension Request and furnish each Lender with a copy thereof. Each Lender may, in its sole discretion, consent to the requested extension by giving written notice thereof to Agent not later than the Business Day (the "Working Capital Extension Confirmation Date") immediately preceding the date which is thirty (30) days after receipt of the Working Capital Extension Request. No Lender shall be under any obligation or commitment to extend such date and no such obligation or commitment on the part of any Lender shall be inferred from the provisions of this Section 3.5. Failure on the part of any Lender to respond to a Working Capital Extension Request by the applicable Working Capital Extension Confirmation Date shall be deemed to be a denial of such request by such Lender. The requested extension shall not be granted unless one hundred percent (100%) of Lenders shall have consented in writing to such extension. In the event that Agent determines, in its sole and absolute discretion, to approve the requested extension, Agent shall use its best efforts to assist Borrower in obtaining the approval of one hundred percent (100%) of Lenders; provided, that Agent shall incur no liability whatsoever for the failure of any Lender to approve such extension.

     3.6 Use of Proceeds. Borrower shall use the proceeds of the Working Capital Loan to provide working capital and to finance other expenditures incurred in the ordinary course of business.

     3.7 Security. The Obligations of Borrower under the Working Capital Loan Facility shall be secured as provided in the Security Documents.

                      ARTICLE IV - GENERAL LOAN PROVISIONS

     4.1 Interest.

     (a) Interest Rate Options. The outstanding principal balance of the Loans shall bear interest from the Closing Date until the Initial Adjustment Date at a rate of interest per annum equal to (A) the Adjusted Eurodollar Rate plus the Applicable Margin or (B) the Base Rate. Borrower shall select the type of interest rate applicable to any Loan at the time a Draw Request is submitted for a Construction Loan advance or a Notice of Borrowing is given pursuant to
Section 3.2(a) for a Working Capital Loan or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Any Loan as to which Borrower has not duly specified an interest rate as provided herein shall be deemed to bear interest at the Base Rate. Interest on the Loans shall be payable in arrears on the tenth day of each month and upon payment in full of the Notes. All interest payable hereunder shall be computed on the basis of a 360-day year.

     (b) Interest Payments. Whenever any payment hereunder, including, without limitation, principal or interest, shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day and interest shall continue to accrue on any principal amount for which the payment date is so extended. Provided no Default shall have occurred and be continuing, interest prior to the Advance Termination Date shall be paid from the proceeds of the Construction Loan up to the maximum amount provided therefor in the Budget.

     (c) Default Rate. Upon the occurrence and during the continuance of a Default, (i) Borrower shall no longer have the option to request or Convert to Eurodollar Loans, (ii) all outstanding Eurodollar Loans may at the option of Agent and shall at the direction of the Required Lenders, bear interest at a rate per annum which shall be two percent (2%) in excess of the rate then applicable to Eurodollar Loans, until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans (the "Default Rate"). To the extent permitted by law, interest shall continue to accrue on the Notes after the filing by or against Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

     4.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Default has occurred and is then continuing, Borrower shall have the option to (a) Convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $500,000 or any whole multiple of $100,000 in excess thereof into one or more Eurodollar Loans, and (b) upon the expiration of any Interest Period, (i) Convert all or any part of its outstanding Eurodollar Loans in a principal amount equal to $500,000 or a whole multiple of $100,000 in excess thereof into Base Rate Loans or (ii) continue such Eurodollar Loans as Eurodollar Loans. Whenever Borrower desires to Convert or continue Loans as provided above, Borrower shall give Agent irrevocable prior written notice in the form attached as Exhibit L (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed Conversion or continuation of such Loan is to be effective specifying
(A) the Loans to be Converted or continued, and, in the case of any Eurodollar Loan to be Converted or continued, the last day of the Interest Period therefor,
(B) the effective date of such Conversion or continuation (which shall be a Business Day) and (C) the principal amount of such Loans to be Converted or continued. Agent shall promptly notify Lenders of such Notice of Conversion/Continuation.

     4.3 Fees.

     (a) Underwriting Fee. Borrower agrees to pay to Agent, for its account, the fees set forth in the separate fee letter agreement executed by Borrower and Agent dated August 6, 1997.

     (b) Extension Fee. In order to compensate Agent and Lenders for extending the Construction Loan Maturity Date, if applicable, Borrower shall pay to Agent, for the account of Lenders, an extension fee equal to .35% of the outstanding principal balance of the Construction Loans as of the original Construction Loan Maturity Date. The extension fee shall be payable on the original Construction Loan Maturity Date and shall be distributed pro rata in accordance with Lenders' respective Commitment Percentages.

     4.4 Manner of Payment. Each payment by Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to Lenders under this Agreement or any Note shall be made not later than 2:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to Agent at Agent's Office for the account of Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time shall be deemed to have been made on the next succeeding Business Day. Upon receipt by Agent of each such payment, Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Commitment Percentage and shall wire advice of the amount of such credit to each Lender. Each payment to Agent of Agent's fees or expenses shall be made for the account of Agent.

     4.5 Right of Set-off; Adjustments.

     (a) Upon the occurrence and during the continuance of any Event of Default, and upon the exercise by Agent of the remedy provided for in Section 9.2, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify Borrower after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

     (b) In the event that Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 9.2, all payments received by Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by Borrower hereunder, then to all indemnity obligations then due and payable by Borrower hereunder, then to all of Agent's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Notes and any termination payments due in respect of a Hedging Agreement with any Lender (pro rata in accordance with all such amounts due), then to the principal amount of the Notes, in such order as Required Lenders shall elect.

     4.6 Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or if any Lender shall at any time receive any collateral in respect to its Loans (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     4.7 Nature of Obligations of Lenders Regarding Loans; Assumption by Agent. The obligations of Lenders under this Agreement to make the Loans are several and are not joint or joint and several. Unless Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), Agent may assume that such Lender has made such portion available to Agent on the proposed borrowing date in accordance with the terms hereof, as applicable, and

Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If such amount is made available to Agent on a date after such borrowing date, such Lender shall pay to Agent on demand an amount, until paid, equal to the product of (a) the amount of such Lender's Commitment Percentage of such borrowing, times (b) the daily average Federal Funds Rate during such period as determined by Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to Agent and the denominator of which is 360. A certificate of Agent with respect to any amounts owing under this Section 4.7 shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to Agent by such Lender within three (3) Business Days of such borrowing date, Agent shall be entitled to recover such amount made available by Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from Borrower. The failure of any Lender (herein, a "Defaulting Lender") to make its Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

     4.8 Indemnity. Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by Borrower to make any payment when due of any amount due hereunder in connection with a Loan, (b) due to any failure of Borrower to borrow on a date specified therefor in a Notice of Borrowing or (c) due to any payment or prepayment of any Loan on a date other than the date specified for such payment in the applicable Notice of Prepayment. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to Borrower through Agent and shall be conclusively presumed to be correct save for manifest error. (Amounts payable under this Section 4.8 shall be without duplication of amounts payable under Section 4.9 or 4.13.)

     4.9 Increased Cost and Reduced Return. Borrower hereby indemnifies each Lender against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by Borrower to make any payment when due of any amount due hereunder in connection with a Eurodollar Loan, (b) due to any failure of Borrower to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any Eurodollar Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the Eurodollar Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to Borrower through Agent and shall be conclusively presumed to be correct save for manifest error.

          (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

               (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Note, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

               (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

               (iii) shall impose on such Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

     and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Loans, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this Section 4.9, Borrower may, by notice to such Lender (with a copy to Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.12 shall be applicable); provided, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b) If, after the date hereof, any Lender shall have reasonably determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) Each Lender shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

          (d) Amounts payable under this Section 4.9 shall be without duplication of the amounts payable under 4.8 or 4.13.

     4.10 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

          (a) Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

          (b) the Required Lenders determine (which determination shall be conclusive) and notify Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Lenders of funding Eurodollar Loans for such Interest Period;

then Agent shall give Borrower prompt notice thereof specifying the relevant Eurodollar Loans and the relevant amounts or periods, and so long as such condition remains in effect, Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

     4.11 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 4.12 shall be applicable).

     4.12 Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 4.10 or 4.11 hereof, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.10 or
4.11 hereof no longer exist:

          (a) to the extent that such Lender's Eurodollar Loans have been so Converted into Base Rate Loans, all payments and prepayments of principal that would otherwise be applied to the Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall instead remain as Base Rate Loans.

If such Lender gives notice to Borrower (with a copy to Agent) that the circumstances specified in Section 4.10 or 4.11 hereof no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist), such Lender's Base Rate Loans may be Converted to Eurodollar Loans.

     4.13 Compensation. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

          (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.2) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article IV to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant Notice of Borrowing, prepayment, Continuation, or Conversion under this Agreement.

Amounts payable under this Section 4.13 shall be without duplication of amounts payable under Section 4.8 or 4.9.

     4.14 Taxes.

     (a) Any and all payments by Borrower to or for the account of any Lender or Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.14) such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made,
(ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) Borrower shall furnish to Agent, at its address referred to in Section 12.4, the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) Borrower agrees to indemnify each Lender and Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this
Section 4.14) paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

     (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

     (e) For any period with respect to which a Lender has failed to provide Borrower and Agent with the appropriate form pursuant to Section 4.14(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.14(a) or 4.14(b) with respect to Taxes imposed by the United States; provided, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     (f) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 4.14, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

     (g) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing such payment.

     (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section
4.14 shall survive the termination of the Commitments and the payment in full of the Notes.

     4.15 Replacement of Lenders. If deposits in eurodollars shall not be available to any Lender, or it shall be unlawful or impossible for any Lender to make or maintain any Eurodollar Loan or the cost to any Lender of making or maintaining Eurodollar Loans is increased by reason of any circumstance specified in Section 4.9(a) or (b) or if any Lender asserts the right to indemnity under Section 4.14 or Borrower is required to pay additional amounts to or for the account of any Lender pursuant to Section 4.14, or with respect to any Defaulting Lender, Borrower shall have the right, if no Default exists or will exist immediately after giving effect to the respective replacement, to replace such affected Lender or Defaulting Lender (the "Replaced Lender"), upon ten (10) days' written notice to Agent, with one or more other Eligible Assignee or Assignees (collectively, the "Replacement Lender"); provided, that no assignment shall be required if the consummation of such assignment conflicts with any Applicable Law. Neither Agent nor any Lender shall be obligated to assist Borrower in identifying any Eligible Assignees that are willing to become a Replacement Lender. At the time of any replacement pursuant to this Section 4.15, the Replacement Lender shall enter into an Assignment and Acceptance (with all fees payable pursuant to Section 12.18 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitment and outstanding Extensions of Credit of the Replaced Lender and in connection therewith, shall pay on the effective date of the corresponding Assignment and Acceptance to the Replaced Lender an amount equal to the sum of (i) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender and (ii) all accrued but unpaid fees owing to the Replaced Lender pursuant to Section 4.3 and (iii) all other obligations of Borrower owing to the Replaced Lender. Upon the execution of such Assignment and Acceptance, the payment of amounts referred to in clauses (i), (ii) and (iii) above and delivery to the Replacement Lender of a new Note executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to the indemnification provisions under this Agreement, which shall survive as to such Replaced Lender and in the case of a replacement of a Replaced Lender with an existing Lender, the Commitment Percentage of such Lender shall be automatically adjusted at such time to give effect to such replacement.

                  ARTICLE V - FINANCIAL INFORMATION AND REPORTS

     Until all the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, the Credit Parties will furnish or cause to be furnished to Agent at Agent's Office at the address set forth on the signature page of this Agreement and to Lenders at their respective addresses as set forth on the signature page to this Agreement or such other office as may be designated by Agent and Lenders from time to time:

     5.1 Financial Statements and Projections.

     (a) Monthly or Quarterly Financial Statements.

          (i) Monthly Financial Statements. Commencing with the first full month after the Completion Date and continuing for the first twelve months after the Completion Date, as soon as practicable and in any event within thirty
     (30) days after the end of each month, an unaudited balance sheet of Borrower as of the close of such month and unaudited statements of income and expenses and cash flow for the month then ended and that portion of the Fiscal Year then ended, all in reasonable detail and prepared by Borrower in accordance with GAAP (without footnotes) and certified by an executive officer of Borrower to present fairly in all material respects the financial condition of Borrower as of their respective dates and the results of operations of Borrower for the respective periods then ended, subject to normal year end adjustments.

          (ii) Quarterly Financial Statements. With respect to each quarter ending after the date which is twelve months after the Completion Date, as soon as practicable and in any event within forty-five (45) days after the end of each quarter, an unaudited consolidated balance sheet of the Parent and its Subsidiaries as of the close of such quarter and unaudited consolidated statements of income and expenses and cash flow for the quarter then ended and that portion of the Fiscal Year then ended, all in reasonable detail and prepared by the Parent and its Subsidiaries in accordance with GAAP (without footnotes) and certified by an executive officer of Parent to present fairly in all material respects the financial condition of the Parent and its Subsidiaries as of their respective dates and the results of operations of the Parent and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments. (Delivery to each Lender of the Parent's quarterly report on Form 10Q with respect to any fiscal quarter within forty-five (45) days after the end of such fiscal quarter shall be deemed to be compliance with this Section 5.1(a)(ii).)

     (b) Annual Financial Statements. As soon as practicable and in any event within one hundred twenty (120) days after the end of each Fiscal Year, commencing with Fiscal Year ending September 30, 1997, an audited consolidated balance sheet of the Parent and its Subsidiaries as of the close of such Fiscal Year and audited consolidated statements of income and expenses, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail and prepared in accordance with GAAP and accompanied by a report thereon prepared by Ernst & Young LLP, or another independent certified public accounting firm reasonably acceptable to Agent, that such financial statements are not qualified with respect to scope limitations imposed by the Parent and its Subsidiaries or with respect to accounting principles followed by the Parent and its Subsidiaries not in accordance with GAAP. (Delivery to each Lender of the Parent's annual report on Form 10K with respect to any Fiscal Year within one hundred twenty (120) days after the end of such Fiscal Year shall be deemed to be compliance with this
Section 5.1(b).)

     (c) Clinical Procedures Report. At each time financial statements are delivered pursuant to Sections 5.1(a) or (b) and at such other times as Agent shall reasonably request, a certificate of an executive officer of Borrower setting forth the types of clinical procedures performed during such period, the number of the clinical procedures performed during such period, the patient days related to the clinical procedures performed during such period and any other operating statistics reasonably requested by Agent, in a form prepared by Borrower in the ordinary course of its business.

     (d) SEC Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange.

     (e) Other Information. Such other information regarding the operations, business affairs and financial condition of Borrower as Agent may reasonably request. The form of monthly, quarterly and annual financial statements previously furnished by Parent to Agent are acceptable to Agent.

     5.2 Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 5.1(a)(ii) or (b) and at such other times as Agent shall reasonably request, a certificate of the chief financial officer or the treasurer of Parent in the form of Exhibit H attached hereto (an "Officer's Compliance Certificate"):

          (a) stating that such officer has reviewed such financial statements and, to the best of his knowledge, such financial statements fairly present the financial condition of the Parent and its Subsidiaries as of the dates indicated and the results of its operations and cash flows for the periods indicated;

          (b) stating that to such officer's knowledge, based on a reasonable examination, no Default exists, or, if such is not the case, specifying such Default and its nature, when it occurred, whether it is continuing and the steps being taken by Borrower and the Guarantors with respect to such Default;

          (c) stating that Parent, Borrower and each of the Guarantors was in compliance with the covenants and restrictions set forth in Articles VI, VII and VIII of this Agreement applicable to Parent, Borrower or the Guarantors; and

          (d) setting forth any other information reasonably required by Agent to ensure compliance with this Agreement.

     5.3 Other Reports.

     (a) Permitted Payment Certificate. Within forty-five (45) days after the end of each quarter with respect to which Borrower desires to make any permitted distribution pursuant to Section 8.8 or (B) any permitted payment pursuant to
Section 8.9, a certificate of the chief financial officer or the treasurer of
Borrower:

          (i) stating that such officer has reviewed the most recent financial statements of Borrower and such financial statements fairly present the financial condition of Borrower as of the dates indicated and the results of its operations and cash flows for the periods indicated;

          (ii) setting forth as at the end of such quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not Borrower was in compliance with the requirements set forth in such Sections
     8.8 and 8.9, as of the end of such period; and

          (iii) setting forth any other information reasonably required by Agent to ensure compliance with this Agreement.

     (b) Other Reports. Such other information regarding the operations, business affairs and financial condition of Borrower as Agent or any Lender may reasonably request.

     5.4 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of Borrower to Agent or any Lender pursuant to this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give Agent or any Lender complete, true and accurate knowledge of the subject matter based on Borrower's knowledge thereof.

                      ARTICLE VI - COVENANTS AND AGREEMENTS

     6.1 Plans. Borrower assumes full responsibility for the compliance of the Plans and the Property with all laws, governmental requirements and sound building and engineering practices. No construction shall be undertaken on the Land except as shown in the Plans, as revised to reflect Permitted Changes. No plans or specifications, or any changes thereto, shall be included as part of the Plans until consented to by Agent in its discretion reasonably exercised, and reasonably approved by Construction Consultant, all applicable governmental authorities, and all parties required under the Loan Documents.

     6.2 Contracts. Without Agent's prior written reasonable approval as to parties, terms and all other matters, Borrower shall not (a) enter into any Material Contract for the performance of any work or the supplying of any labor, materials, or services for the design or construction of the Improvements other than the contract with Chanen Construction Company, Inc. or the contract for architectural services with Henningson, Durham & Richardson, Inc., (b) enter into any management or leasing contract pertaining to the Property not described in clause (a) preceding that is not unconditionally terminable by Borrower or any successor owner without penalty or payment on not more than thirty (30) days notice to the other party thereunder, or (c) materially modify, amend, or terminate any such contracts except for Permitted Changes. All such contracts shall provide that all liens of the applicable contractor, architect, supplier, surveyor or other party and any right to remove removable Improvements are or will be subordinate to rights of Agent and Lenders, and shall provide that no change order shall be effective without the prior written reasonable consent of Agent except for Permitted Changes. Borrower shall not default under any Material Contract, Borrower shall not permit any Material Contract to terminate by reason of any failure of Borrower to perform thereunder, and Borrower shall promptly notify Agent of any material default thereunder. Borrower will deliver to Agent, upon request of Agent, the names of all persons or entities with whom each contractor has contracted or intends to contract for the construction of the Improvements or for the furnishing of labor or materials therefor.

     6.3 Construction of the Improvements. Borrower shall prosecute the construction of the Improvements with diligence and continuity, in a good and workmanlike manner, and in accordance with sound building and engineering practices, all applicable laws and governmental requirements, the Loan Documents, and the Plans. Borrower shall not permit cessation of work for a period in excess of twenty (20) days (whether or not consecutive), except for Excusable Delays. Borrower shall complete construction of the Improvements, and shall obtain a permanent unconditional certificate of occupancy and all other permits, licenses, and approvals for the occupancy, use and operation of the Improvements from all applicable governmental authorities on or before the Completion Date, free and clear of all Liens except (i) as granted under the Loan Documents and (ii) other Liens for an aggregate amount of not more than $250,000 and which are dismissed, discharged, stayed, bonded off or quashed within thirty (30) days of issuance. Borrower shall correct promptly
(a) any material defect in the Improvements, (b) any material departure from the Plans,except with respect to Permitted Changes, or governmental requirements, or
(c) any encroachment by any Improvements or structure on any building setback line, easement, property line or restricted area. All increases in the cost of constructing the Improvements which result from Permitted Changes shall be applied against the $1,000,000 building contingency in the Budget and, to the extent such increases exceed $1,000,000, shall be paid by Borrower from its own funds.

     6.4 Changes. Without Agent's prior written consent, not to be unreasonably withheld, Borrower shall not change or modify the Plans, agree to any change order, or allow any extras to any contractor or any subcontractor, except with respect to Permitted Changes. Agent shall not be obligated to review a proposed change which requires Agent's consent unless it has received all documents necessary to review such change, such as the change order, cost estimates, plans and specifications, and evidence that all approvals by all applicable parties have been obtained.

     6.5 Storage of Materials. Except as provided in Exhibit F, Borrower shall cause all materials supplied for, or intended to be utilized in the construction of the Improvements, but not yet affixed to or incorporated into the Improvements on the Land, to be stored on the Land with adequate safeguards as required by Agent to prevent loss, theft, damage or commingling with other materials or projects.

     6.6 Inspection. Agent may enter upon the Property to inspect the Property and any materials at any reasonable time and provided no uncured Default exists, upon reasonable notice to Borrower. Borrower will furnish to Agent at any time for inspection and copying all Plans, shop drawings, specifications, books and records, and other documents and information required by Lenders. Agent will use its best efforts not to unreasonably interfere with the construction of the Improvements. Borrower and Construction Consultant will cooperate with the General Contractor in the performance of such inspections in order to use their best efforts to keep construction on schedule.

     6.7 Notice to Lender. Borrower shall promptly notify Lenders in writing of any of the following events, specifying in each case the action Borrower has taken or will take with respect thereto: (a) any violation of any law or governmental requirement, the violation of which could reasonably be expected to have a Material Adverse Effect; (b) any litigation, arbitration or governmental investigation or proceeding instituted or threatened in writing against Borrower or any Guarantor or the Property or any material development therein which if adversely determined could reasonably be expected to have a Material Adverse Effect; (c) any actual or threatened condemnation of any portion of the Property, any negotiations with respect to any such taking, or any loss of or substantial damage to the Property; (d) any labor controversy pending or threatened against Borrower or any contractor or any material development in any labor controversy which if adversely determined could reasonably be expected to have a Material Adverse Effect; (e) any notice received by Borrower with respect to the cancellation, alteration or non-renewal of any insurance coverage maintained with respect to the Property; or (f) any failure by Borrower or any contractor to perform any material obligation under any construction contract, any event or condition which would permit termination of a construction contract or suspension of work thereunder, or any notice given by Borrower or any contractor with respect to any of the foregoing.

     6.8 Assignment of Contracts and Plans. As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Agent for the benefit of Lenders all of Borrower's rights and interest, but not its liability, in, under, and to all construction, architectural and design contracts, and the Plans, and agrees that all of the same are covered by the security agreement provisions of the Mortgage. Borrower represents and warrants that the copy of any contract furnished or to be furnished to Lenders is and shall be a true and complete copy thereof, that the copies of the Plans delivered to Lenders are and shall be true and complete copies of the Plans, that there have been no modifications thereof which are not fully set forth in the copies delivered, and that, to Borrower's knowledge, Borrower's interest therein is not subject to any claim, setoff, or encumbrance. Neither this assignment nor any action by Agent or Lenders shall constitute an assumption by Agent or Lenders of any obligation under any contract or with respect to the Plans (unless expressly done so pursuant to the Collateral Assignment of Construction Contract and the Consent of Contractor to Collateral Assignment of Construction Contract attached thereto as Exhibit B or the Collateral Assignment of Architect's Contract and the Consent of Architect to Collateral Assignment of Architect's Contract attached thereto as Exhibit B), and Borrower shall continue to be liable for all obligations of Borrower with respect thereto, Borrower hereby agreeing to perform all of its obligations under any contract when and if due. Agent, on behalf of Lenders shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action Lender may determine necessary to cure any default under any contract or with respect to the Plans or to protect the rights of Borrower or Lenders with respect thereto. Neither Agent nor Lenders shall incur any liability if any action so taken by Agent or on its behalf shall prove to be inadequate or invalid. Borrower indemnifies and holds Agent and Lenders harmless against and from any loss, cost, liability or expense (including, but not limited to, attorneys' fees and expenses) incurred in connection with Borrower's failure to perform such contracts or any action taken by Agent absent gross negligence or willful misconduct. Lender may use the Plans for any purpose relating to the Improvements, subject to the terms of this Agreement, Collateral Assignment of Construction Contract and the Consent of Contractor to Collateral Assignment of Construction Contract attached thereto and Collateral Assignment of Architect's Contract and Consent of Architect to Collateral Assignment of Architect's Contract attached thereto. Borrower irrevocably constitutes and appoints Lender as Borrower's attorney-in-fact, which power of attorney shall be irrevocable and coupled with an interest, in Borrower's name or in Lender's name to enforce, during the period any uncured Default, all rights of Borrower under any contract or with respect to the Plans.

     6.9 Advertising by Lenders. At Lenders' request and expense, Borrower shall erect and maintain on the Property one or more advertising signs approved by Agent and Borrower indicating that the construction financing for the Property has been provided by Lenders.

     6.10 Annual Appraisal. During the period of any uncured Default and at any other time required by any Governmental Authority having jurisdiction over Agent or any Lender, Agent may obtain at Borrower's expense once in each calendar year an appraisal of any part of the Property prepared in accordance with written instructions from Agent by a third-party appraiser engaged directly by Agent. Each such appraiser and appraisal shall be satisfactory to Agent (including satisfaction of applicable regulatory requirements). The cost of each such appraisal shall be due and payable by Borrower on demand and shall be secured by the Loan Documents.

     6.11 Construction Consultant. Borrower shall cooperate with Construction Consultant and will furnish Construction Consultant whatever Construction Consultant considers necessary or useful to perform its duties. The duties of Construction Consultant run solely to Agent and Lenders, and Construction Consultant shall have no obligations or responsibilities whatsoever to Borrower, Borrower's architect, engineer, General Contractor or to any of their agents or employees. Construction Consultant may, among other duties, perform construction cost analyses, review the Plans, all proposed changes in them, observe work in place, and review Draw Requests. Unless prohibited by applicable law, the fees, costs, and expenses of Construction Consultant shall be paid by Borrower, subject to the limitations of Section 12.7. Agent shall use its best efforts to ensure that the Construction Consultant acts promptly in the discharge of his duties in order to facilitate construction as scheduled.

     6.12 Reports and Vouchers. Borrower shall (a) promptly deliver to Agent copies of all reports, studies, inspections and tests made on the Land, the Improvements or the materials to be incorporated into the Improvements; (b) make additional tests Agent reasonably requires; and (c) deliver to Agent, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any materials, fixtures or articles incorporated or to be incorporated in the Improvements or otherwise subject to a lien or security interest in favor of Agent for the benefit of Lenders. Borrower shall immediately notify Agent of such report, study, inspection or test that indicates any material adverse condition in the Land or the Improvements.

     6.13 Representations and Warranties. To induce Lenders to make the Loans, Borrower hereby represents and warrants to Lenders that (a) the Mortgage, and the rights of Agent and Lenders thereunder will have priority over all other Liens on the Land or Improvements, including, without limitation, any mechanic's or materialman's lien or similar lien; (b) to the extent required by applicable law, Borrower and Guarantors have filed all necessary tax returns and reports and have paid all taxes and governmental charges thereby shown to be owing; (c) the Plans are being finalized and when completed will contain all detail necessary and are adequate for the construction of the Improvements, and will comply with the Loan Documents, all applicable laws, restrictive covenants, and governmental requirements, rules, and regulations; (d) the Land is not part of a larger tract of land owned by Borrower or its affiliates or any Guarantor and is not otherwise included under any unity of title or similar covenant with other lands not encumbered by the Mortgage, and Borrower has obtained a separate tax lot or lots with a separate tax assessment or assessments for the Land and Improvements, independent of any other lands or improvements; (e) the Land and Improvements comply with all laws and governmental requirements, including all subdivision and platting requirements, without reliance on any adjoining or neighboring property, the violation of which could reasonably be expected to have a Material Adverse Effect; (f) the Plans do and the Improvements when constructed will comply with all legal requirements regarding access and facilities for handicapped or disabled persons; (g) Borrower has not directly or indirectly conveyed, assigned or otherwise disposed of or transferred (or agreed to do so) any development rights, air rights or other similar rights, privileges or attributes with respect to the Property, including those arising under any zoning or land use ordinance or other law or governmental requirement; (h) the construction schedule for the Project is realistic and the Completion Date is a reasonable estimate of the time required to complete the

Project; and (i) the Financial Statements delivered to Agent are true and correct, and there has been no material change of Borrower's financial condition from the financial condition of Borrower indicated in such Financial Statements.

     6.14 Ownership of Borrower. AHH Management, Inc., a wholly-owned Subsidiary of Parent, shall own fifty-one percent (51%) of Borrower and shall act as the general, managing member of Borrower, Arizona Heart Institute, an Arizona professional association, wholly-owned by Edward R. Diethrich, M.D., shall own not less than twenty-five percent (25%) of Borrower and shall be a limited member of Borrower and other individuals, principally physicians associated with or employed by the Arizona Heart Institute, shall, directly or indirectly, own the remaining equity interest in Borrower and shall be limited members of Borrower.

     6.15 Equipment Financing. Borrower shall secure a binding commitment from a third party lender (an "Equipment Lender") to finance the purchase or lease by Borrower of the equipment to be included within the Project, such commitment to:

          (a) Be secured by Borrower in writing within nine (9) months following the Closing Date;

          (b) Provide for an interest rate not to exceed the Five Year US Treasury Yield plus 6%;

          (c) Provide for financing for a term of not less than thirty-six (36) months or more than one hundred twenty (120) months; and

          (d) Provide for financing in an amount equal to not less than eighty percent (80%) or more than one hundred percent (100%) of the cost of the equipment.

                 ARTICLE VII - FINANCIAL COVENANTS OF GUARANTORS

     Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, the Guarantors will not:

     7.1 Fixed Charge Ratio. As of the end of any quarter, permit the ratio of
(a) EBITDA plus Lease Expense for the period of four consecutive quarters ending on such quarter-end date to (b) the sum of (x) for such four-quarter period (A) Interest Expense, (B) Lease Expense and (C) Replacement Capital Expenditures plus (y) as of such quarter end, current maturities of long-term Debt (excluding all balloon payments with respect to any loan to any Subsidiary of the Parent, the proceeds of which are or have been used to construct a hospital facility (collectively, the "Hospital Loans") and the current portion due under Capital Leases to be less than 1.35 to 1.0. (Compliance with this covenant shall be determined on a consolidated basis for the Parent and its Consolidated Subsidiaries).

     7.2 Debt to Capitalization Ratio. As of the end of any quarter, permit the ratio of (a) Modified Consolidated Senior Funded Debt to (b) Total Capitalization to exceed .65 to 1.0.

     7.3 Leverage Ratio. As of the end of any quarter, permit the Leverage Ratio to exceed 3.50 to 1.0.

     7.4 Consolidated Net Worth. As of the end of any quarter, permit Consolidated Tangible Net Worth to be less than the sum of (a) $50,000,000 plus
(b) fifty percent (50%) of cumulative Consolidated Net Income (if positive) after the Closing Date.

     7.5 Liquid Assets. As of any quarter end, permit their Liquid Assets to be less than $20,000,000 prior to the issuance of a final certificate of occupancy with respect to the Improvements or less than $15,000,000 thereafter.

                        ARTICLE VIII - NEGATIVE COVENANTS

     Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, Borrower will not:

     8.1 Debt Service Coverage Ratio. As of the end of each quarter, commencing on the first full quarter following the Completion Date, permit the ratio of Borrower's (a) Adjusted EBITDA for such fiscal quarter to (b) Adjusted Debt Service for such fiscal quarter to be less than the corresponding ratio set forth below:

               Period                                        Ratio
               ------                                        -----

     First Full Quarter following                        0.20 to 1.00
     the Completion Date

     Second Full Quarter following                       0.65 to 1.00
     the Completion Date

     Third Full Quarter following                        1.00 to 1.00
     the Completion Date

     Fourth Full Quarter following                       1.30 to 1.00
     the Completion Date and
     Thereafter

     8.2 Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

          (a) the Obligations;

          (b) Debt to the Equipment Lenders in an aggregate principal amount not to exceed $20,000,000; provided that if requested, Borrower shall deliver to Agent an Equipment Lender Agreement in form and substance acceptable to Agent.

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

          (c) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions reasonably satisfactory to Agent;

          (d) Subordinated Debt to the Parent evidencing the loan by the Parent to Borrower of the Project Equity in an aggregate principal amount of not less than $6,886,000; and

          (e) Subordinated Debt to the Parent incurred for short-term working capital purposes in an aggregate principal amount not to exceed $6,500,000 less outstanding Working Capital Loans.

           8.3 Limitations on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligations except Contingent Obligations in favor of Agent for the benefit of Agent and Lenders.

           8.4 Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of Borrower's assets or properties, real or personal, whether now owned or hereafter acquired, except:

          (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired;

          (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation;

          (c) Liens in favor of Agent for the benefit of Agent and Lenders;

          (d) encumbrances on and exceptions to title contained in the Title Policy;

          (e) Liens securing Debt permitted under Section 8.2(b);

          (f) Liens in favor of Parent securing Subordinated Debt owed to Parent to the extent permitted hereunder; and

          (g) other Liens which are being contested by Borrower in good faith and which are dismissed, discharged, stayed, bonded off or quashed within thirty (30) days of issuance.

     8.5 Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership, limited liability company or joint venture, evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, or enter into, directly or indirectly, any commitment or option in respect of the foregoing except investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc.,
(iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder.

     8.6 Limitations on Liquidation. Consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution).

     8.7 Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except (i) the sale of obsolete assets no longer used or usable in the business of Borrower and (ii) assets which are replaced in the ordinary course of business and other assets the fair market value of which shall not exceed $500,000 with respect to any transaction and $2,000,000 in the aggregate for all such transactions during the term of this Agreement.

     8.8 Limitations on Distributions. Purchase, redeem, retire or otherwise acquire, directly or indirectly, any of its ownership or equity interests, or make any distribution of cash, property or assets among the holders of its ownership or equity interests or make any payment of principal on any Subordinated Debt; provided that:

          (a) So long as no Default shall have occurred and be continuing, Borrower may make distributions to its equityholders, not otherwise permitted hereunder, in an aggregate amount not to exceed $200,000 during the term of this Agreement and provided such distributions are documented to Agent;

          (b) so long as no Default shall have occurred and be continuing, Borrower may make quarterly distributions to its equityholders who are required to pay taxes on their pro rata share of the income of Borrower in an aggregate amount to an equityholder not to exceed in any year the amount of the income tax liability incurred by such equityholder as a result of the reporting of Borrower's income, deductions, gains or losses on such equityholder's federal or state income tax return and based on the highest combined federal and state tax rate, such distributions to be documented to Agent; and

          (c) Borrower may declare or make distributions to its equityholders to the extent not otherwise permitted hereunder or redeem the membership interests of its equityholders to the extent provided for in the Operating Agreement of Borrower, as in effect on the date of this Agreement or as subsequently amended with the prior written consent of the Required Lenders, not to be unreasonably withheld, upon satisfaction of the following conditions:

               (i) no such distributions or payments shall be permitted prior to the date which is nine (9) months following the Completion Date;

               (ii) no Default shall have occurred and be continuing;

               (iii) Borrower shall have a cash balance of at least $2,000,000 as of the end of the Business Day on which any such distribution is made (herein, the "Permitted Distribution Date") (such cash balance to exist after the disbursement of (i) all operating expenses due and payable as of the Permitted Distribution Date, (ii) principal and interest on any Senior Debt due and payable as of the Permitted Distribution Date, (iii) principal and interest on any Subordinated Debt due and payable as of the Permitted Distribution Date and (iv) any other permitted distributions due and payable as of such date);

               (iv) the aggregate amount of distributions made or declared pursuant to this Section 8.8 and the payments distributed pursuant to
          Section 8.9 during any quarter of Borrower shall not exceed the Cash Flow Available for Distribution less (i) the amount by which Cash Flow Available for Distribution was negative and (ii) all prior distributions; and

               (v) Borrower shall deliver to Agent, as required by Section 5.3(a), a certificate in form and substance satisfactory to Agent demonstrating compliance by Borrower with the requirements set forth in this Section 8.8.

     8.9 Amendments; Payments and Prepayments of Subordinated Debt. Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt if less favorable to Borrower, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt except that Borrower may make scheduled interest payments on Subordinated Debt provided no Default shall have occurred and be continuing and may, upon satisfaction of the following conditions, make other payments on Subordinated Debt:

          (a) no such payments shall be permitted prior to date which is nine
     (9) months following the Completion Date;

          (b) no Default shall have occurred and be continuing;

          (c) Borrower shall have a cash balance of at least $2,000,000 as of the end of the Business Day on which any such payment is made (herein, the "Permitted Payment Date") (such cash balance to exist after the disbursement of (i) all operating expenses due and payable as of the Permitted Payment Date, (ii) principal and interest on any Senior Debt due and payable as of the date of such payment, (iii) principal and interest on any Subordinated Debt due and payable as of the Permitted Payment Date,
     (iv) distributions
     permitted under this Agreement and distributed as of the Permitted Payment Date, and (v) any other permitted distributions due and payable as of such date);

          (d) the aggregate amount of payments distributed pursuant to this
     Section 8.9 and the payments distributed pursuant to Section 8.8 during the during any fiscal quarter of Borrower shall not exceed the Cash Flow Available for Distribution less (i) the amount by which Cash Flow Available for Distribution was negative and (ii) all prior distributions; and

          (e) Borrower shall deliver to Agent, as required pursuant to Section 5.3(a), a certificate in form and substance satisfactory to Agent and demonstrating compliance by Borrower with the requirements set forth in this Section 8.9.

     8.10 Prohibited Transactions. Except as disclosed on Schedule 8.10 attached hereto, directly or indirectly: (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, members, managers or other Affiliates, or to or from any member of the immediate family of any of its officers, members, managers, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates, other than in the ordinary course of business, or (b) enter into, or be a party to, any transaction with any of its Affiliates, other than in the ordinary course of business.



     8.11 Restrictive Agreements. Enter into any Debt which contains any negative pledge on assets or any covenants more restrictive than the provisions hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.



                        ARTICLE IX - DEFAULT AND REMEDIES

     9.1 Events of Default. Each of the following shall constitute a default under this Agreement ("Default"), whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

          (a) Default in Payment of Principal of Loans. Borrower shall default in any payment of principal of any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise), and such Default shall continue unremedied for two (2) Business Days.

          (b) Other Payment Default. Borrower shall default in the payment of any interest on any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise), and such Default shall continue unremedied for five (5) Business Days.

          (c) Misrepresentation. Any representation or warranty made or deemed to be made by Borrower or any Guarantor under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made, if such default shall continue for a period of thirty (30) days after written notice thereof has been given to Borrower by Agent.

          (d) Default in Performance of Covenants and Conditions. Borrower or any Guarantor shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 9.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to Borrower by Agent.

          (e) Change in Control. The occurrence of a Change in Control.

          (f) Debt Cross-Default. Borrower or any Guarantor shall (i) default in the payment of any Debt (other than the Notes or any Debt of Borrower or any Guarantor with respect to any Hospital Loan or any Subordinated Debt or any inter-company Debt) beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created and provided that with respect to Parent only, such Debt exceeds an aggregate of $500,000 and with respect to any other Guarantor, such Debt exceeds an aggregate of $250,000, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

          (g) Other Cross-Defaults. Borrower or any Guarantor shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract and such default shall continue beyond the period of grace, if any, provided in such Material Contract unless, but only as long as, the existence of any such default is being contested by Borrower or such Guarantor in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of Borrower or such Guarantor to the extent required by GAAP.

          (h) Voluntary Bankruptcy Proceeding. Borrower or any Guarantor shall
     (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

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

          (i) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against Borrower or any Guarantor in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for Borrower or any Guarantor or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

          (j) Failure of Agreements. Any provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on Borrower or other Person party thereto or any such Person shall so state in writing, or this Agreement or any other Loan Document shall for any reason cease to create a valid and perfected priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof, the priority of which shall be subject only to Permitted Liens.

          (k) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments entered against Borrower or any Guarantor (other than Parent) by any court in any Fiscal Year to exceed $500,000 and in excess of an aggregate amount of $1,000,000 with respect to Parent and such judgment or order shall continue unpaid, undischarged or unstayed for a period of sixty (60) days.

          (l) Certificate of Occupancy; Medicare Certification. Borrower shall fail to obtain a final certificate of occupancy and Medicare Certification within sixteen (16) months after the Closing Date or after the receipt thereof, the Medicare Certification shall expire, terminate, be cancelled or otherwise lost.

     9.2 Remedies. Upon a Default, with the consent of the Required Lenders, Agent may, and upon the request of the Required Lenders, Agent shall, do any one or more of the following: (a) terminate the commitment to lend and any obligation to disburse any sum from the Equity Account or Project Deposit hereunder; (b) institute an action to reduce any claim to judgment; (c) exercise any and all rights and remedies afforded by this Agreement, the other Loan Documents, law, equity or otherwise; (d) set-off and apply, to the extent thereof and to the maximum extent permitted by law, any and all deposits, funds, or assets at any time held and any and all other indebtedness at any time owing by Lenders to or for the credit or account of Borrower against any Indebtedness; or (e) in its own name or in the name of Borrower, enter into possession of the Property, perform all work necessary to complete the construction of the Improvements substantially in accordance with the Plans, Loan Documents, laws, and governmental requirements, and continue to employ Borrower's architect, engineer, and any contractor pursuant to the applicable contracts or otherwise; provided, upon the occurrence of a Default specified in Section 9.1(h) or (i), the commitment to lend and any obligation to disburse any sum from the Equity Account or Project Deposit shall be automatically terminated and all Obligations shall automatically become due and payable. Borrower hereby appoints Agent as the attorney-in-fact of Borrower, which power of attorney is irrevocable and coupled with an interest, with full power of substitution and in the name of Borrower, if Agent elects to do so, upon the occurrence of a Default, to (i) use such sums as are necessary, including any proceeds of the Loan, Equity Account and Project Deposit, make such changes or corrections in the Plans and employ such architects, engineers, and contractors as may be required for the purpose of completing the construction of the Improvements substantially in accordance with the Plans, Loan Documents, laws and governmental requirements, or as otherwise may be necessary or desirable for purposes of completing such construction; (ii) execute all applications and certificates in the name of Borrower which may be required for completion of construction of the Improvements; (iii) endorse the name of Borrower on any checks or drafts representing proceeds of any insurance policies, or other checks or instruments payable to Borrower with respect to the Property; (iv) do every act with respect to the construction of the Improvements which Borrower may do; (v) prosecute or defend any action or proceeding incident to the Property, (vi) pay, settle, or compromise all bills and claims so as to clear title to the Property; and (vii) take over and use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of Borrower, whether or not previously incorporated into the Improvements. Any amounts expended by Agent or Lenders shall be a demand obligation owing by Borrower to Lenders. Lenders shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Agent or Lender unless such actions constitute gross negligence or willful misconduct on the part of Agent or Lenders.

                                ARTICLE X - AGENT

     10.1 Appointment. Each of Lenders hereby irrevocably designates and appoints NationsBank as Agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes NationsBank as Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against Agent.

     10.2 Delegation of Duties. Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by Agent with reasonable care.

     10.3 Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates (including, without limitation, NationsBanc Capital Markets, Inc.) shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of Lenders for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this

Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of Borrower to perform its obligations hereunder or thereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of Borrower.

     10.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower), independent accountants and other experts selected by Agent. Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 12.18 hereof. Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders and all future holders of the Notes.

     10.5 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, it shall promptly give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of Lenders.

     10.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates (including, without limitation, NationsBanc Capital Markets, Inc.) has made any representations or warranties to it and that no act by Agent hereinafter taken, including any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Borrower and made its own decision to make its Loans. Each Lender also represents that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder or by the other Loan Documents, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Borrower which may come into the possession of Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates (including, without limitation, NationsBanc Capital Markets, Inc.).

     10.7 Indemnification. Lenders agree to indemnify Agent in its capacity as such and (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 10.7 shall survive the payment of the Notes and all other amounts payable hereunder and the termination of this Agreement.

     10.8 Agent in Its Individual Capacity. Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower as though Agent were not an Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it, Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include Agent in its individual capacity.

     10.9 Resignation of Agent. Agent may resign at any time by giving prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which successor Agent shall, so long as no Default has occurred and is continuing, be acceptable to MedCath, which acceptance shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent which shall be an Eligible Assignee having total assets of at least $25,000,000,000. Upon the acceptance of any appointment as Agent under this Agreement by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent upon written notice thereof to Borrower, and the retiring Agent shall be discharged from its duties and obligations under this Agreement excepting with respect to its willful misconduct or gross negligence occurring prior to its discharge. After any retiring Agent's resignation under this Agreement as Agent, the provisions of this Article 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                              ARTICLE XI - GUARANTY

     11.1 Guaranty of Payment. Subject to Section 11.11 hereof, each Guarantor hereby unconditionally guarantees to Agent for the ratable benefit of Agent and Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) of all Obligations of Borrower, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter become barred by the statute of limitations, whether enforceable or unenforceable as against Borrower, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether created directly with Agent or any Lender or acquired by Agent or any Lender through assignment, endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof.

     11.2 Guaranty of Performance. Subject to Section 11.11, each Guarantor additionally unconditionally guarantees to Agent for the ratable of Agent and Lenders, and their respective successors, endorsees, transferees and assigns, the timely performance of all other obligations of Borrower under the Loan Documents, including, without limiting the generality of the foregoing, that:

          (a) the Improvements will be constructed upon the Land in accordance with this Agreement and the Plans; and

          (b) the Improvements will be completed and ready for occupancy, including delivery of any certificates required by law or this Agreement, on or before the date required in this Agreement.

     In the event the foregoing conditions are not complied with in any respect whatsoever, Guarantors agree to (i) assume all responsibility for the completion of the Improvements and, at Guarantors' own cost and expense, to cause the Improvements to be fully completed in accordance with the Plans and in accordance with this Agreement; (ii) pay all bills in connection with the construction of the Improvements; and (iii) indemnify and hold Agent and Lenders harmless from any and all loss, cost, liability or expense Agent or Lenders may suffer by reason of any such event excepting with respect to willful misconduct or gross negligence of Agent or Lenders. Agent shall accept performance by Guarantors of Borrower's obligations under the Loan Documents, and so long as all of said obligations are being performed by Borrower or Guarantors, Agent will make the Construction Loan proceeds available under the terms of this Agreement. If, after the occurrence of a Default, Agent, in its sole discretion, is dissatisfied with the progress of construction by Borrower and/or Guarantors, Agent may, at its option, and on behalf of Lenders, after first having given notice to Guarantors at the address set forth below in the manner prescribed herein for giving notice, complete the Improvements either before or after commencement of foreclosure proceedings or before or after any other remedy of Agent or Lenders against Borrower or Guarantors, with such changes or modifications in the Plans which Agent reasonably deems necessary and expend such sums as Agent, in its discretion, reasonably deems necessary and proper in order to so complete the Improvements, and Guarantors hereby waive any right to contest any such reasonably necessary expenditures. The amount of any and all expenditures made by Agent for the foregoing purposes shall be due and payable to Lenders upon demand and accrue interest at a rate two percent (2%) per annum above the rate then applicable under the Construction Loan Note (or that would be applicable under the Construction Loan Note if it were still outstanding). Neither Borrower nor any Guarantor shall be liable to Lenders for the cost of completing the Improvements to the extent the aggregate cost of completing the Improvements exceeds the Construction Loan Commitment. The obligations and liability of Guarantors under this Section 11.2 shall not be limited or restricted by the existence of (or any limitation on) the guaranty of payment under Section 11.1. (All Obligations of Borrower to Agent or any Lender, including all of the Obligations specified in
Section 11.1 or this Section 11.2, shall be hereinafter collectively referred to as the "Guaranteed Obligations."

     11.3 Nature of Guaranty. Each Guarantor agrees that the guarantee provided for in Section 11.2 is a continuing, unconditional guaranty of payment and performance and not of collection, subject to the limitation on liability provided below, and that its obligations hereunder shall be primary, absolute and unconditional, irrespective of, and unaffected by:

          (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement or any other Loan Document or any other agreement, document or instrument to which Borrower is or may become a party;

          (b) the absence of any action to enforce this Agreement or any other Loan Document or the waiver or consent by Agent or any Lender with respect to any of the provisions of this Agreement or any other Loan Document;

          (c) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by Agent or any Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty); or

          (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by each Guarantor that its obligations hereunder shall not be discharged until the final and indefeasible payment and performance, in full, of the Guaranteed Obligations and the termination of the Commitments. Each Guarantor expressly waives all rights it may now or in the future have under any statute (including without limitation North Carolina General Statutes Section 26-7, et seq. or similar law), or at law or in equity, or otherwise, to compel Agent or any Lender to proceed in respect of the Guaranteed Obligations against Borrower or any other party or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor. Each Guarantor further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of Agent or any Lender to commence an action in respect of the Guaranteed Obligations against Borrower, any Guarantor or any other party or any security for the payment and performance of the Guaranteed Obligations. Each Guarantor agrees that any notice or directive given at any time to Agent or any Lender which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by Agent or Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to the guarantee provided for in Section 11.2 for the reason that such pleading or introduction would be at variance with the written terms hereof, unless Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and, but for this guaranty and such waivers, Agent and Lenders would decline to enter into this Agreement.

     11.4 Demand by Agent. In addition to the terms set forth in Section 11.3, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under this Agreement are declared to be immediately due and payable, then Guarantors shall, upon demand in writing therefor by Agent to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations then declared due and payable. Payment by Guarantors shall be made to Agent, to be credited and applied upon the Guaranteed Obligations, in immediately available federal funds to an account designated by Agent or at the address referenced herein for the giving of notice to Agent or at any other address that may be specified in writing from time to time by Agent.

     11.5 Waivers. In addition to the waivers contained in Section 11.4, each Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by Agent or Lenders of, this guaranty. Each Guarantor further hereby waives diligence, presentment, demand, protest and notice of whatever kind or nature with respect to any of the Guaranteed Obligations and waives the benefit of all provisions of law which are or might be in conflict with the terms of this guaranty. Each Guarantor represents, warrants and agrees that its obligations under this guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against Agent, Lenders or Borrower whether now existing or which may arise in the future.

     11.6 Benefits of Guaranty. The provisions of the guarantee under this
Article XI are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between Borrower, Agent and Lenders, the obligations of Borrower under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by Agent or any Lender to any Person or Persons, any reference to any "Agent" or "Lenders" herein shall be deemed to refer equally to such Person or Persons.

     11.7 Modification of Loan Documents etc. If Agent or Lenders shall at any time or from time to time, with or without the consent of, or notice to,
Guarantors:

          (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

          (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, in equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

          (c) amend or modify, in any manner whatsoever, the Loan Documents;

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

          (d) extend or waive the time for performance by Guarantors, Borrower or any other Person of, or compliance with, any term, covenant or agreement (other than this guaranty) on its part to be performed or observed under a Loan Document, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

          (e) take and hold security or collateral for the payment of the Guaranteed Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Agent or Lenders have been granted a Lien, to secure any Debt of Guarantors or Borrower to Agent or Lenders;

          (f) release anyone who may be liable in any manner for the payment of any amounts owed by Guarantors or Borrower to Agent or any Lender;

          (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Guarantors or Borrower are subordinated to the claims of Agent or any Lender; or

          (h) apply any sums by whomever paid or however realized to any amounts owing by Guarantors or Borrower to Agent or any Lender in such manner as Agent or any Lender shall determine in its discretion;

then neither Agent nor any Lender shall incur any liability to Guarantors as a result thereof, and no such action shall impair or release the obligations of Guarantors hereunder.

     11.8 Reinstatement. Each Guarantor agrees that, if any payment made by Borrower or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid by Agent or any Lender to Borrower, its estate, trustee, receiver or any other party, including, without limitation, such Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, such Guarantor's liability hereunder shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, the guarantee provided for in this Article XI shall have been canceled or surrendered, the guarantee shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment.

     11.9 No Subrogation. Notwithstanding any payment or payments by any Guarantor hereunder, or any set-off or application of funds of any Guarantor by Agent or any Lender, or the receipt of any amounts by Lenders with respect to any of the Guaranteed Obligations, Guarantors shall not be entitled to be subrogated to any of the rights of Lenders against Borrower or any other guarantor or against any collateral security held by Lenders for the payment of the Guaranteed Obligations nor shall Guarantors seek any reimbursement from Borrower or any other guarantor in respect of payments made by Guarantors in connection with the Guaranteed Obligations, until all amounts owing to Agent or Lenders on account of the Guaranteed Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to Guarantors on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by Guarantors in trust for Lenders, segregated from other funds of

Guarantors, and shall, forthwith upon receipt by Guarantors, be turned over to Lenders in the exact form received by Guarantors (duly endorsed by Guarantors to Lenders, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as determined by Lenders.

     11.10 Remedies. Upon the occurrence of any Default, Agent may enforce against any Guarantor its obligations and liabilities hereunder and exercise such other rights and remedies as may be available to Agent hereunder, under the Loan Documents or otherwise.

     11.11 Limit of Liability.

     (a) Effective with the Initial Adjustment Date and provided no Default shall have occurred and be continuing on the Initial Adjustment Date, the aggregate liability of Guarantors hereunder shall thereafter be limited to an amount equal to fifty percent (50%) of the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans.

     (b) The obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

                   ARTICLE XII - GENERAL TERMS AND CONDITIONS

     12.1 Usury Laws. Borrower, Agent, Lenders and all other parties to the Loan Documents intend to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between Borrower and Lenders (or any other party liable with respect to any Indebtedness under the Loan Documents) are hereby limited by the provisions of this Section which shall override and control all such agreements, whether now existing or hereafter arising. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, chargeable, or received under this Agreement, the Notes, any of the other Loan Documents, or otherwise, exceed the maximum amount permitted under applicable law ("Maximum Amount"). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, any such construction shall be subject to the provisions of this Section and such document shall ipso facto be automatically reformed and the interest payable shall be automatically reduced to the Maximum Amount, without the necessity of execution of any amendment or new document. If Lenders shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on either Note in the inverse order of its maturity and not to the payment of interest, or be refunded to Borrower or the other payor thereof, at the election of Required Lenders in their sole discretion or as required by applicable law. The right to accelerate maturity of the Notes or any other Indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lenders do not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or

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

agreed to be paid to Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such Indebtedness so that the amount of interest on account of such Indebtedness does not exceed the Maximum Amount. As used in this Section, the term "applicable law" shall mean the laws of the State of North Carolina or the federal laws of the United States applicable to this transaction, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     12.2 Lenders' Consent. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of judgment of Lenders is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Lenders which discretion shall be exercised in a reasonable manner; and (b) deemed to have been given only by a specific writing intended for the purpose given and executed by Lender. Notwithstanding any approvals or consents by Agent or Lenders, neither Agent nor Lender has any obligation or responsibility whatsoever for the adequacy, form or content of the Plans, the Budget, any contract, any change order, any lease, or any other matter incident to the Property or the construction of the Improvements. Agent's acceptance of an assignment of the Plans on behalf of Lenders shall not constitute approval of the Plans. Any inspection or audit of the Property or the books and records of Borrower, or the procuring of documents and financial and other information, by or on behalf of Lenders shall be for Lenders' protection only, and shall not constitute any assumption of responsibility to Borrower or anyone else with regard to the condition, construction, maintenance or operation of the Property, or relieve Borrower of any of Borrower's obligations. Borrower has selected all surveyors, architects, engineers, contractors, materialmen and all other persons or entities furnishing services or materials to the Project. Lenders have no duty to supervise or to inspect the Property or the construction of the Improvements nor any duty of care to Borrower or any other person to protect against, or inform Borrower or any other person of, the existence of negligent, faulty, inadequate or defective design or construction of the Improvements. Lenders shall not be liable or responsible for any defect in the Property or the Improvements, the performance or default of Borrower, Borrower's architect, engineer, General Contractor, the Construction Consultant, or any other party, or for any failure to construct, complete, protect or insure the Improvements, or for the payment of costs of labor, materials, or services supplied for the construction of the Improvements, or for the performance of any obligation of Borrower whatsoever. Nothing, including any advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lenders. Inspection shall not constitute an acknowledgment or representation by Lenders or the Construction Consultant that there has been or will be compliance with the Plans, Loan Documents, applicable laws and governmental requirements or that the construction is free from defective materials or workmanship. Inspection whether or not followed by notice of Default shall not constitute a waiver of any Default then existing, or a waiver of Lenders' right thereafter to insist that the Improvements be constructed in accordance with the Plans, Loan Documents, applicable laws, and governmental requirements. Lenders' failure to inspect shall not constitute a waiver of any of Lenders' rights under the Loan Documents or at law or in equity.

     12.3 Miscellaneous. This Agreement may be executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument. The Loan Documents are for the sole benefit of Lenders and Borrower and are not for the benefit of any third party. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and

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

the determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. Time shall be of the essence with respect to Borrower's obligations under the Loan Documents. This Agreement, and its validity, enforcement and interpretation, shall be governed by North Carolina law (without regard to any conflict of laws principles) and applicable United States federal law.

     12.4 Notices.

     (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested.

     (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

If to Borrower:             Arizona Heart Hospital, LLC
                                      c/o AHH Management, Inc.
                                      2632 North 20th Street
                                      Phoenix, Arizona  85006
                                      Attention: Karen DeWitt
                                      Telephone No.:      (602) 240-6122
                                      Telecopy No.:       (602) 240-6160

If to Guarantors:           c/o MedCath Incorporated
                                      7621 Little Avenue
                                      Charlotte, North Carolina  28266
                                      Attention: Richard J. Post
                                      Telephone No.:      (704) 541-3228
                                      Telecopy No.:       (704) 541-2615

With copies to:             AHH Management, Inc.
                                      7621 Little Avenue, Suite 106
                                      Charlotte, North Carolina  28226
                                      Attention: Richard J. Post
                                      Telephone No.:      (704) 541-3228
                                      Telecopy No.:       (704) 541-2615

                                      Moore & Van Allen, PLLC
                                      47th Floor
                                      NationsBank Corporate Center
                                      100 North Tryon Street
                                      Charlotte, North Carolina  28202

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

                                      Attention: Hal A. Levinson
                                      Telephone No.: 704/331-1050
                                      Telecopy No.: 704/331-1159

If to NationsBank as
Agent:                      NationsBank Plaza, NC1-002-03-10
                                      101 South Tryon Street
                                      Charlotte, North Carolina  28255
                                      Attention: Charles R. Dickerson, Jr.
                                      Telephone No.:      (704) 386-5514
                                      Telecopy No.:       (704) 386-1023


With copies to:             Kennedy Covington Lobdell & Hickman
                                      NationsBank Corporate Center, Suite 4200
                                      100 North Tryon Street
                                      Charlotte, North Carolina 28202-4006
                                      Attention:  J. Donnell Lassiter, Esq.
                                      Telephone No.: 704/331-7444
                                      Telecopy No.:  704/331-7598


If to any Lender:                     To the Address set forth on Schedule 1
                                      hereto

          (c) Agent's Office. Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to Borrower and Lenders, as Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

     12.5 Termination. This Agreement shall continue in full force and effect until the Indebtedness is paid in full; and all representations and warranties and all provisions herein for indemnity of Agent or Lenders (and any other provisions herein specified to survive) shall survive payment in full of the Indebtedness and any release or termination of this Agreement or of any other Loan Documents.

     12.6 Capital Requirements and Yield Maintenance. If at any time after the date hereof, any Lender determines that the adoption or modification of any applicable law, rule or regulation regarding taxation, such Lender's required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation, administration or compliance of such Lender with any of such requirements, has or would have the effect of (a) increasing such Lender's costs relating to the obligations hereunder, or (b) reducing the yield or rate of return of such Lender on the obligation hereunder, to a level below that which such Lender could have achieved but for the adoption or modification of any such requirements, Borrower shall, within fifteen (15) days of any request by such Lender, pay to such Lender such additional amounts as (in such Lender's sole

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

judgment, after good faith and reasonable computation) will compensate such Lender for such increase in costs or reduction in yield or rate of return of such Lender. No failure by any Lender to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of such Lender's right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or so operate as to require Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable law.

     12.7 Costs and Expenses. Without limitation of any Loan Document and to the extent not prohibited by applicable laws, Borrower shall pay when due, and reimburse to Lenders on demand, and indemnify Agent and Lenders from, all out-of-pocket fees, costs, and expenses paid or incurred by Lender in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents (and any amendments, approvals, consents, waivers and releases requested, required, proposed or done from time to time), or in connection with the disbursement, administration or collection of the Loans or the enforcement of the obligations or the exercise of any right or remedy of Lenders, including
(a) fees and expenses of Agent's counsel (such fees not to exceed $50,000 in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents); (b) reasonable and customary fees and charges of each Construction Consultant; (c) appraisal, re-appraisal and survey costs; (d) title insurance charges ; (e) title search or examination costs, including abstracts, abstractors' certificates and uniform commercial code searches; (f) judgment and tax lien searches for Borrower and each Guarantor; (g) escrow fees; (h) fees and costs of environmental investigations and site assessments; (i) recordation taxes, documentary taxes, transfer taxes and mortgage taxes, and (j) filing and recording fees. Borrower shall pay all costs and expenses incurred by Agent or Lenders, including attorneys' fees, if the obligations or any part thereof are sought to be collected by or through an attorney at law, whether or not involving probate, appellate, administrative or bankruptcy proceedings. Borrower shall pay all costs and expenses of complying with the Loan Documents, whether or not such costs and expenses are included in the Budget. Borrower's obligations under this Section shall survive the delivery of the Loan Documents, the making of advances, the payment in full of the obligations, the release or determination of the Loan Documents, the foreclosure of the Mortgage or conveyance in lieu of foreclosure, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.

     12.8 Further Assurances. Borrower will, on request of Agent, (a) execute, acknowledge, deliver, procure, record or file such further instruments and do such further acts deemed necessary, desirable or proper by Agent to carry out the purposes of the Loan Documents and to identify and subject to the liens and security interest of the Loan Documents any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to the Property; (b) execute, acknowledge, deliver, procure, file or record any document or instrument deemed necessary, desirable, or proper by Lender to protect the liens or the security interest under the Loan Documents against the rights or interests of third persons; and (c) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed necessary, desirable or proper by Agent to comply with the requirements of any agency having jurisdiction over Agent or Lenders.

     12.9 No Assignment. Borrower shall not assign, transfer or encumber its rights or obligations under any Loan Document or any proceeds of the Loan without the prior written consent of Required Lenders.

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

     12.10 Inducement to Lenders. The representations and warranties contained in the Loan Documents (a) are made to induce Lenders to make the Loans and Lenders are relying thereon, and (b) shall survive any bankruptcy proceedings involving Borrower, Guarantors or the Property, foreclosure, or conveyance in lieu of foreclosure.

     12.11 Forum. Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court, or any United States federal court, sitting in the State of North Carolina and to the jurisdiction of any state court or any United States federal court, sitting in Arizona, over any suit, action or proceeding arising out of or relating to this Agreement or the Indebtedness. Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower hereby agrees and consents that, in addition to any methods of service or process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the State of North Carolina may be made by certified or registered mail, return receipt requested, directed to Borrower at its address for notice stated in the Loan Documents, or at a subsequent address of which Agent received actual notice from Borrower in accordance with the Loan Documents, and service so made shall be complete ten (10) days after the same shall have been so mailed. Nothing herein shall affect the right of Agent or Lenders to serve process in any manner permitted by law or limit the right of Agent or Lenders to bring proceedings against Borrower in any other court or jurisdiction.

     12.12 Interpretation. References to "Dollars," "$," "money," "payments" or other similar financial or monetary terms are references to lawful money of the United States of America. References to Articles, Sections, and Exhibits are, unless specified otherwise, references to articles, sections and exhibits of this Agreement. Words of any gender shall include each other gender. Words in the singular shall include the plural and words in the plural shall include the singular. References to Borrower or Guarantor shall mean, each person comprising same, jointly and severally. References to persons shall include any legal entities, including public or governmental bodies, agencies or instrumentalities, and natural persons. The words "herein," "hereof," "hereunder" and other similar compounds of the word "here" shall refer to the entire Agreement and not to any particular provision or section. The words "include" and "including" shall be interpreted as if followed by the words "without limitation". Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents.

     12.13 No Partnership, etc. The relationship between Lenders and Borrower is solely that of lenders and borrower. Lenders have no fiduciary or other special relationship with or duly to Borrower and none is created by the Loan Documents. Nothing contained in the Loan Documents, and no action taken or omitted pursuant to the Loan Documents, is intended or shall be construed to create any partnership, joint venture, association, or special relationship between Borrower and Lenders or in any way make Lenders co-principals with Borrower with reference to the Project, the Property or otherwise. In no event shall Lenders' rights and interests under the Loan Documents be construed to give Lenders the right to control, or be deemed to indicate that Lenders are in control of, the business, properties, management or operations of Borrower.

     12.14 Records. The unpaid amount of the Loans set forth on the books and records of Lenders maintained in the ordinary course of its business shall be presumptive evidence of the amount thereof owing and unpaid, but failure to record any such amount on the books and records shall not limit or affect the obligations of Borrower under the Loan Documents to make payments on the Loans when due.

     12.15 Exhibits. This Agreement includes the Exhibits listed below which are marked by "X", all of which Exhibits are attached hereto and made a part hereof for all purposes, it being agreed that if any Exhibit to be executed and delivered contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof.

             X       Exhibit "A"   -  Legal description of the Land
           -----     Exhibit "B"   -  Reserved
             X       Exhibit "C"   -  Certain Conditions Precedent to
           -----                      the First Advance
             X       Exhibit "D"   -  Budget
           -----
             X       Exhibit "E"   -  Plans
           -----
             X       Exhibit "F"   -  Advances
           -----
             X       Exhibit "F-1" -  Draw Request
           -----
             X       Exhibit "G"   -  [Reserved]
           -----
             X       Exhibit "H"   -  Officer's Compliance Certificate
           -----
             X       Exhibit "I"   -  Assignment and Acceptance
           -----
             X       Exhibit "J"   -  Notice of Working Capital Borrowing
           -----
             X       Exhibit "K"   -  Notice of Working Capital Loan Prepayment
           -----
             X       Exhibit "L"   -  Notice of Conversion/Continuation
           -----
             X       Exhibit "M"   -  Notice of Construction Loan Prepayment
           -----

     12.16 Mandatory Arbitration. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Endispute, Inc., doing business as J.A.M.S./Endispute ("J.A.M.S."), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

          (a) Special Rules. The arbitration shall be conducted in the city of Borrower's domicile at the time of this Agreement's execution and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

          (b) Reservations of Rights. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by Lenders of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of Lenders (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Lenders may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. At Lenders' option, foreclosure under a deed of trust or mortgage may be accomplished by any of the following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any controversy or claim.

     12.17 Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Default and during the continuance thereof, Lenders and any assignee or participant of a Lender in accordance with Section 12.18 are hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by Lenders, or any such assignee or participant to or for the credit or the account of Borrower against and on account of the Obligations irrespective of whether or not (a) Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 9.2 and although such Obligations shall be contingent or unmatured.

     12.18 Successors and Assigns; Participations.

          (a) Assignment by Lenders. Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); provided that:

               (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

               (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

               (iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment and

          Acceptance in the form of Exhibit I attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

               (iv) such assignment shall not, without the consent of Borrower, require Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

               (v) the assigning Lender shall pay to Agent an assignment fee of $2,500 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

          (b) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

          (c) Register. Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of Lenders and the amount of the Loans with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit I:

               (i) accept such Assignment and Acceptance;

               (ii) record the information contained therein in the Register;

               (iii) give prompt notice thereof to Lenders and Borrower; and

               (iv) promptly deliver a copy of such Assignment and Acceptance to Borrower.

Within five (5) Business Days after receipt of notice, Borrower shall execute and deliver to Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to Borrower.

          (e) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans and the Notes held by it); provided that:

               (i) if less than all of such Lender's rights or obligations, each such participation shall be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

               (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

               (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

               (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

               (v) Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

               (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

               (vii) any such disposition shall not, without the consent of Borrower, require Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

          (f) Disclosure of Information; Confidentiality. Agent and Lenders shall hold all non-public information with respect to Borrower obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this
     Section 12.18, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to Borrower furnished to such Lender by or on behalf of Borrower; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with Borrower or such Lender to preserve the confidentiality of any confidential information relating to Borrower received from such Lender.

          (g) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

     12.19 Amendments, Waivers and Consents. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived if such amendment, waiver or consent is in writing signed by the Required Lenders (or by Agent with the consent of the Required Lenders) and delivered to Agent and, in the case of an amendment, signed by Borrower; provided, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of Lenders to make Loans, (b) extend the originally scheduled time or times of payment of the principal of any Loan or the time or times of payment of interest on any Loan,
(c) reduce or forgive the principal of any Loan or reduce the rate of interest or fees payable on any Loan, (d) permit any subordination of the principal or interest on any Loan, (e) release any material portion of the Collateral or release any Security Document (other than as specifically permitted in this Agreement or the applicable Security Document) or (f) amend the provisions of this Section 12.19 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of Article X shall be made without the written consent of Agent.

     12.20 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to Lenders, Agent and any Persons designated by Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied.

     12.21 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which Agent and Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect Agent and Lenders against events arising after such termination as well as before.

     12.22 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

     12.23 Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrower and Lenders with respect to the transactions arising in connection with the Loan and supersede all prior written or oral understandings and agreements between Borrower and Lenders with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Lender to make the Loans are merged into the Loan Documents. Lenders have not made any commitments to extend the term of the

Loans past their stated maturity date or to provide Borrower with financing except as set forth in the Loan Documents. Except as incorporated in writing in the Loan Documents, there are not, and were not, and no persons are or were authorized by Lenders to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

EXECUTED and DELIVERED as of the date first above written.

                                       BORROWER:

                                       ARIZONA HEART HOSPITAL, LLC
                                       By: AHH Management, Inc., acting on
                                           behalf of Arizona Heart Hospital, LLC


                                       By: /s/ Richard J. Post
                                           ---------------------------------
                                           Name: Richard J. Post
                                                 ---------------------
                                           Title: Treasurer
                                                  --------------------



The Federal Tax Identification Number for Borrower:
56-2003949



                                      GUARANTORS:

                                      AHH MANAGEMENT, INC.


                                      By: /s/ Richard J. Post
                                          -----------------------------------
                                          Name: Richard J. Post
                                                ----------------------
                                          Title: Treasurer
                                                ----------------------



                                      MEDCATH OF ARIZONA, INC.


                                      By: /s/ Daniel L. Belongia
                                          -----------------------------------
                                         Name: Daniel L. Belongia
                                               ----------------------
                                         Title: Treasurer
                                                ---------------------



                                      MEDCATH OF KINGMAN, INC.


                                      By: /s/ Daniel L. Belongia
                                         -----------------------------------
                                         Name: Daniel L. Belongia
                                               -----------------------
                                         Title: Treasurer
                                               -----------------------

                                      MEDCATH OF MASSACHUSETTS, INC.

                                      By: /s/ Richard J. Post
                                          -----------------------------------
                                          Name: Richard J. Post
                                                ----------------------
                                          Title: Treasurer
                                                ----------------------

                                      MEDCATH OF NEW JERSEY,INC.

                                      By: /s/ Daniel L. Belongia
                                         -----------------------------------
                                         Name: Daniel L. Belongia
                                               -----------------------
                                         Title: Treasurer
                                               -----------------------


                                      MEDCATH DIAGNOSTICS, INC.

                                      By: /s/ Daniel L. Belongia
                                         -----------------------------------
                                         Name: Daniel L. Belongia
                                               -----------------------
                                         Title: Treasurer
                                               -----------------------


                                      MEDCATH PHYSICIAN MANAGEMENT OF
                                      VIRGINIA, INC.


                                      By: /s/ Richard J. Post
                                          -----------------------------------
                                          Name: Richard J. Post
                                                ----------------------
                                          Title: Treasurer
                                                ----------------------


                                      PHYSMED MANAGEMENT SERVICES, INC.

                                      By: /s/ Daniel L. Belongia
                                         -----------------------------------
                                         Name: Daniel L. Belongia
                                               -----------------------
                                         Title: Treasurer
                                               -----------------------

                                      PHYSICIAN MANAGEMENT OF MCALLEN,
                                      INC.


                                      By: /s/ Richard J. Post
                                          -----------------------------------
                                          Name: Richard J. Post
                                                ----------------------
                                          Title: Treasurer
                                                ----------------------


                                      ULTIMED, INC.

                                      By: /s/ Daniel L. Belongia
                                         -----------------------------------
                                         Name: Daniel L. Belongia
                                               -----------------------
                                         Title: Treasurer
                                               -----------------------



                                      NATIONSBANK, N.A., as Agent


                                      By: /s/ Michael G. Mayer
                                         -----------------------------------
                                         Name: Michael G. Mayer
                                               -----------------------
                                         Title: Senior Vice President
                                               -----------------------


                                      LENDERS:

                                      NATIONSBANK, N.A., as Lender

                                      By: /s/ Michael G. Mayer
                                         -----------------------------------
                                         Name: Michael G. Mayer
                                               -----------------------
                                         Title: Senior Vice President
                                               -----------------------

                                      KEY CORPORATE CAPITAL INC.


                                      By: /s/ J. Mark Mullen
                                          -----------------------------------
                                          Name: J. Mark Mullen
                                                -------------------------
                                          Title: Assistant Vice President
                                                 -------------------------



                                      AMSOUTH BANK


                                      By: /s/ J. Ken Difatta
                                          -----------------------------------
                                          Name: J. Ken Difatta
                                                ------------------------
                                          Title: Commercial Banking Officer
                                                 ---------------------------